SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): December 3, 2007

Fuda Faucet Works, Inc.
(Exact name of Company as specified in charter)

Delaware	0-7879	13-2648442
(State or Other Jurisdiction of Incorporation)	(Commission File Number )	(I.R.S. Employer Identification Number)

Fuda Faucet Works, Inc.
Ge Jia Ba, Hua Ting, Yiyang
Jiangxi, PRC 334400
Telephone: 86 793-5887178
(Address of principal executive offices)

Copies to:
Asher S. Levitsky PC
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 981-6767
Fax: (212) 930 - 9725
E-mail: alevitsky@srff.com

Capital Solutions I, Inc.
One N.E. First Avenue, Suite 306
Ocala, Florida 34470
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 2.01 Completion of Acquisition or Disposition of Assets.
Item 3.02 Unregistered Sales of Equity Securities

On December 3, 2007, Fuda Faucet Works, Inc, then known as Capital Solutions I, Inc. (the “Company”), executed a share exchange agreement (the “Exchange Agreement”) with Jibrin Issa Jibrin Al Jibrin, trustee (the “Trustee”) of the Wu Yiting Stock Trust (the “Trust”), the sole stockholder of Moral Star Development Limited, a British Virgin Islands company (“Moral Star BVI”), pursuant to which the Trustee transferred to the Company all of the capital stock of Moral Star BVI in exchange for 10,564,647 shares of common stock of the Company, which were issued to the Trust and the designees of the Trust. As a result, Moral Star BVI became the Company’s wholly-owned subsidiary and the Company’s business became the business of Moral Star BVI and its affiliated companies. The sole beneficiary of the Trust is Ms. Wu Yiting, who, as a result of the exchange, became the chief executive officer, president and a director of the Company.

Moral Star BVI owns 100% of the stock of Jiangxi Moral Star Copper Technology Co., Ltd. (“Moral Star China”), which is a wholly foreign-owned enterprise under the laws of the Peoples’ Republic of China (“PRC” or “China”). Moral Star China is a party to a series of contractual arrangements with Jiangxi Yiyang Fuda Copper Co. Ltd. (“Fuda”), a limited liability company headquartered in, and organized under the laws of, the PRC, which are described under “Contractual Agreements with Fuda.” Throughout this Form 8-K, Moral Star BVI, Moral Star China and Fuda are sometimes collectively referred to as the “Fuda Group.”

The transaction by which the Company acquired Moral Star BVI is referred to as the reverse acquisition.

Stock Distribution

On December 3, 2007, the board of directors approved a 3.2-for-one stock distribution pursuant to which each share of common stock became converted into 3.2 shares of common stock. This stock distribution will become effective on December 14, 2007. All references to shares and per share information, including the conversion ratio of the series A preferred stock, in this Form 8-K give effect to the stock distribution.

Reverse Acquisition and Related Transactions
Pursuant to the Exchange Agreement, the Company issued 10,564,647 shares of common stock to the Trust and the designees of the Trust in exchange for 100% of the common stock of Moral Star BVI. As a result of this transaction and the other transactions described below, the Trust and the designees of the Trust owned approximately 98.5% of the Company’s outstanding common stock.

In connection with the acquisition of Moral Star BVI, the Company entered into:

(a)
A securities purchase agreement with Barron Partners, LP, Silver Rock I, Ltd. and Eos Holdings pursuant to which the investors purchased, for $3,400,000, 3,090,000 shares of series A preferred stock and warrants to purchase 2,060,060 share of common stock at $1.80 per share and 4,121,212 shares of common stock at $3.00 per share.

The securities were issued to the investors in the following amounts:

Investor	Purchase Price	Series A Preferred	$1.80 Warrants	$3.00 Warrants
Barron Partners	$3,125,000	2,840,909	1,893,939	3,787,879
Silver Rock I	175,000	159,091	106,061	212,121
Eos Holdings	100,000	90,909	60,606	121,212
Total	$3,400,000	3,090,909	2,060,606	4,121,212

(b)
An escrow agreement pursuant to which the Company issued 3,000,000 shares into escrow. These shares are to be issued to the investors if the Company earnings before interest and taxes (“EBIT”) does not reach certain target levels for 2007 and 2008. The targets are set forth in RMB, the currency of China. The dollar equivalents are based on an exchange ratio of RMB 7.4 to US$1.00. This rate is subject to change, and, to the extent that the value of the RMB increases as against the United States dollar, the targets, in United States dollars, will be less. The targets are:

Period	RMB per share	US$ per share

2007	¥ 1.66515	$0.22502

2008 if none of the conditions listed below applies	¥ 2.31521	$0.31287

2008 if all of the $1.80 warrants are exercised by June 30, 2008 and 50% of the $3.00 warrants are exercised by September 30, 2008	¥ 2.61524	$0.35341

2008 if all of the $1.80 warrants are exercised by June 30, 2008 and all of the $3.00 warrants are exercised by September 30, 2008	¥ 3.06528	$0.41423

If the target for either period is not met, the percentage shortfall is determined. If the percentage shortfall for 2007 is equal to or greater than 50%, then the escrow agent is to deliver the 3,000,000 shares of series A preferred stock to the investors. If the percentage shortfall for 2007 is less than 50%, then the adjustment percentage shall be determined. The escrow agent shall deliver to the investors such number of shares of series A preferred stock as is determined by multiplying the adjustment percentage by 3,000,000 shares and the escrow agent shall retain the balance.

The adjustment percentage shall mean the percentage that is determined by the following formula: Adjustment percentage equals (1/(1-P)) - 1, where P equals the percentage shortfall, expressed as a decimal. By way of example, the following table shows the adjustment percentage, based on several assumptions as to the percentage shortfall from the target.

Percentage Shortfall	Adjustment Percentage
10%	11.11%
25%	33.33%
40%	66.67%
50%	100.00%

If the percentage shortfall for 2008 is equal to or greater than 50%, then the escrow agent shall deliver all of the shares of series A preferred stock then held in escrow to the investors. If the percentage shortfall for 2008 is less than 50%, then the adjustment percentage for 2008 shall be determined. The maximum number of shares to be delivered shall be determined by multiplying the adjustment percentage by 3,000,000 shares. The number of shares to be delivered to the investors shall be the lesser of the number of shares of series A preferred stock then held in escrow or the number of shares determined by the preceding sentence. Any of the shares held in escrow that are not delivered to the investors shall be returned to the Company for cancellation

(c)
A buy-back agreement with Richard Astrom and Christopher Astrom, who were the Company’s principal stockholders and sole directors and Christopher Astrom was the Company’s president, chief executive officer and chief financial officer, pursuant to which they sold to the Company all of the shares of common stock owned by them, which constituted 75% of the Company’s outstanding common stock, for a purchase price of $625,000.

(d)	Richard and Christopher Astrom resigned from all positions as officers and directors, and they elected Wu Yiting as director.

(e)	We changed our corporate name to Fuda Faucet Works, Inc.

The certificate of designation for the series A preferred stock provides that:

•	Each share of series A preferred stock is convertible into one share of common stock, at a conversion price of $1.10, subject to adjustment.

•
If the Company issues common stock at a price, or options, warrants or other convertible securities with a conversion or exercise price less than the conversion price (presently $1.10 per share), with certain specified exceptions, the number of shares issuable upon conversion of one share of series A preferred stock is adjusted to reflect a conversion price equal to the lower price.

•	No dividends are payable with respect to the series A preferred stock, and while the series A preferred stock is outstanding, the Company may not pay dividends on or redeem shares of common stock.

•
Upon any voluntary or involuntary liquidation, dissolution or winding-up, the holders of the series A preferred stock are entitled to a preference of $1.10 per share before any distributions or payments may be made with respect to the common stock or any other class or series of capital stock which is junior to the series A preferred stock upon voluntary or involuntary liquidation, dissolution or winding-up.

•
The holders of the series A preferred stock have no voting rights. However, so long as any shares of series A preferred stock are outstanding, we shall not, without the affirmative approval of the holders of 75% of the outstanding shares of series A preferred stock then outstanding, (a) alter or change adversely the powers, preferences or rights given to the series A preferred stock or alter or amend the certificate of designation, (b) authorize or create any class of stock ranking as to dividends or distribution of assets upon liquidation senior to or otherwise pari passu with the series A preferred stock, or any of preferred stock possessing greater voting rights or the right to convert at a more favorable price than the series A preferred stock, (c) amend our articles of incorporation or other charter documents in breach of any of the provisions thereof, (d) increase the authorized number of shares of series A preferred stock, or (e) enter into any agreement with respect to the foregoing.

•
EBIT is defined as income before income taxes and interest, determined in accordance with GAAP plus (a) any charges which are reflected under GAAP in the Company’s financial statements which relate to the transaction contemplated by the purchase agreement and the registration rights agreement and the other documents executed in connection with the financing, including the issuance of the aeries A preferred stock and warrants and any other securities issuable pursuant to the purchase agreement, the registration rights agreement and the other documents, minus (b) the amount, if any, by which all non-recurring losses or expenses exceed all non-recurring items or income or gain. EBIT shall not be adjusted if all non-recurring items of income or gain exceed all non-recurring losses or expenses. Items shall be deemed to be non-recurring only if they qualify as non-recurring pursuant to GAAP.

The warrants have terms of five years, and expire December 3, 2012. The warrants provide a cashless exercise feature; however, the holders of the warrants may not make a cashless exercise during the six months for the $1.80 warrants and twelve months for the $3.00 warrants following the date of the initial issuance and thereafter if the underlying shares are covered by an effective registration statement.

The warrants provide that the exercise price of the warrants may be reduced by up to 90% if the Company’s EBIT per share, on a fully-diluted basis, is less than the target amounts described aboveAn adjustment in the warrant exercise price does not affect the number of shares issuable upon exercise of the warrants. The following table sets forth the exercise price of the warrants if the Company’s EBIT is 20% below the target (a “20% shortfall”), 50% below the target (a “50% shortfall”) or 90% below the target:

	$1.80 warrant	$3.00 warrant
	Exercise Price	Exercise Price
Unadjusted	$1.80	$3.00
20% shortfall	$1.152	$1.92
50% shortfall	$0.45	$0.75
90% shortfall	$0.018	$0.03

If the Company issues common stock at a price, or options, warrants or other convertible securities with a conversion or exercise price less than the exercise price, with certain specified exceptions, the exercise price is reduced to an exercise price equal to the lower price in the case of the $3.00 warrant. The adjustment for the $1.80 warrant is based on a formula.

The Company has no right to redeem the warrants.

Pursuant to the securities purchase agreement:

•
The Company’s board of directors and the holders of a majority of its capital stock approved a restated certificate of incorporation which changes the authorized capital stock to 130,000,000 shares, of which 20,000,000 are shares of preferred stock, par value $.001 per share, and 110,000,00 are shares of common stock, par value $.001. The Company’s present authorized capital stock is 20,000,000 shares of preferred stock, par value $.0000001 per share, and 900,000,000 shares of common stock, par value $.0000001 per share. The restated certificate will become effective 20 days after a Schedule 13D information statement is mailed to stockholders.

•	The Company placed 3,000,000 shares of series A preferred stock in escrow as described above.

•
The Company agreed that, within 90 days after the closing on December 3, 2007, it would have appointed such number of independent directors that would result in a majority of our directors being independent directors and we would have an audit committee composed solely of at least three independent directors and a compensation committee would have a majority of independent directors. The Company is required to pay liquidated damages (i) if the Company fails to have a majority of independent directors 90 days after the closing or (ii) thereafter, if the Company subsequently fails to meet these requirements for a period of 60 days for an excused reason, as defined in the purchase agreement, or 75 days for a reason which is not an excused reason. Liquidated damages are payable in cash or additional shares of series A preferred stock, with the series A preferred stock being valued at its liquidated preference of $1.10 per share. The liquidated damages are computed in an amount equal to 12% per annum of the purchase price, which would be $408,000.

•
The Company and the investors entered into a registration rights agreement pursuant to which we are required to have a registration statement filed with the SEC by February 1, 2008 and declared effective by the SEC not later than June 29, 2008. We are required to pay liquidated damages at the rate of 1,000 shares of series A preferred stock for each day after June 29, 2008 that the registration statement is not declared effective or for any period that we fail to keep the registration statement effective, up to a maximum of 370,000 shares. The number of shares of series A preferred stock issuable pursuant to the liquidated damages provision is subject to reduction based on the maximum number of shares that can be registered under the applicable SEC guidelines.

•	The investors have a right of refusal on future financings.

•	The Company is restricted from issuing convertible debt or preferred stock or from having debt in an amount greater than twice our earnings before interest, taxes, depreciation and amortization.

•
Our officers and directors agreed, with certain limited exceptions, not to publicly sell shares of common stock for 27 months or such earlier date as all of the convertible securities and warrants have been converted or exercised and the underlying shares of common stock have been sold.

•	The Company paid Barron Partners $85,000 for its due diligence expenses.

Risk Factors

You should carefully consider the risks described below as well as other information provided to you in this document, including information in the section of this document entitled “Information Regarding Forward Looking Statements.” The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently believes are immaterial may also impair our business operations. If any of the following risks actually occur, the Company’s businesses, financial condition or results of operations could be materially adversely affected, the value of the common stock could decline, and you may lose all or part of your investment.

Our new organizational structure makes it difficult for us to evaluate our future business prospects.

Prior to December 3, 2007, our business was operated by Fuda. Under the present structure, although there is no change is personnel, it is possible that the change in our business structure may impair our ability to operate our business.

Failure to comply with PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may materially adversely affect us.

In October 2005, the PRC State Administration of Foreign Exchange, or SAFE, issued the Notice on Relevant Issues in the Foreign Exchange Control over Financing and Return Investment Through Special Purpose Companies by Residents Inside China, generally referred to as Circular 75, which required PRC residents to register with the local SAFE branch before establishing or acquiring control over an offshore special purpose company, or SPV, for the purpose of engaging in an equity financing outside of China on the strength of domestic PRC assets originally held by those residents. Internal implementing guidelines issued by SAFE, which became public in June 2007 (known as Notice 106), expanded the reach of Circular 75 by (i) purporting to cover the establishment or acquisition of control by PRC residents of offshore entities which merely acquire “control” over domestic companies or assets, even in the absence of legal ownership; (ii) adding requirements relating to the source of the PRC resident’s funds used to establish or acquire the offshore entity; (iii) covering the use of existing offshore entities for offshore financings; (iv) purporting to cover situations in which an offshore SPV establishes a new subsidiary in China or acquires an unrelated company or unrelated assets in China; and (v) making the domestic affiliate of the SPV responsible for the accuracy of certain documents which must be filed in connection with any such registration, notably, the business plan which describes the overseas financing and the use of proceeds. Amendments to registrations made under Circular 75 are required in connection with any increase or decrease of capital, transfer of shares, mergers and acquisitions, equity investment or creation of any security interest in any assets located in China to guarantee offshore obligations, and Notice 106 makes the offshore SPV jointly responsible for these filings. In the case of an SPV which was established, and which acquired a related domestic company or assets, before the implementation date of Circular 75, a retroactive SAFE registration was required to have been completed before March 31, 2006; this date was subsequently extended indefinitely by Notice 106, which also required that the registrant establish that all foreign exchange transactions undertaken by the SPV and its affiliates were in compliance with applicable laws and regulations. Failure to comply with the requirements of Circular 75, as applied by SAFE in accordance with Notice 106, may result in fines and other penalties under PRC laws for evasion of applicable foreign exchange restrictions. Any such failure could also result in the SPV’s affiliates being impeded or prevented from distributing their profits and the proceeds from any reduction in capital, share transfer or liquidation to the SPV, or from engaging in other transfers of funds into or out of China.

We believe we comply with the applicable regulations. The owner of Fuda, Wu Yiting, was not a stockholder of Moral Star BVI. Moral Star BVI’s sole stockholder, the Trust, is not a resident of the PRC. However, based on the terms of the Trust and the irrevocable proxy which the Trust issued to her, Ms. Wu is deemed to be the beneficial owner of the shares held by the Trust for purposes of United States securities laws. We cannot the structure of our organization has fully complied with all applicable registrations or approvals required by Circular 75. Moreover, because of uncertainty over how Circular 75 will be interpreted and implemented, and how or whether SAFE will apply it to us, we cannot predict how it will affect our business operations or future strategies. A failure by our PRC resident beneficial holders or future PRC resident stockholders to comply with Circular 75, if SAFE requires it, could subject these PRC resident beneficial holders to fines or legal sanctions, restrict our overseas or cross-border investment activities, limit our subsidiaries’ ability to make distributions or pay dividends or affect our ownership structure, which could adversely affect our business and prospects.

We may need to raise additional capital which may not be available on acceptable terms or at all

There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. The inability to obtain additional capital may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we will likely be required to curtail our research and development plans. Any additional equity financing may involve substantial dilution to our then existing stockholders.

If we raise additional capital the value of your investment may decrease.

If we need to raise additional capital to implement or continue operations, we will likely issue additional equity or convertible debt securities. If we issue equity or convertible debt securities, the net tangible book value per share may decrease, the percentage ownership of our current stockholders may be diluted and such equity securities may have rights, preferences or privileges senior or more advantageous to our common stockholders.

We must effectively manage the growth of our operations, or our company will suffer.

Our ability to successfully implement our business plan requires an effective planning and management process.  If funding is available, we intend to increase the scope of our operations and acquire complimentary businesses.  Implementing our business plan will require significant additional funding and resources.  If we grow our operations, we will need to hire additional employees and make significant capital investments.  If we grow our operations, it will place a significant strain on our management and our resources.  If we grow, we will need to improve our financial and managerial controls and reporting systems and procedures, and we will need to expand, train and manage our workforce.  Any failure to manage any of the foregoing areas efficiently and effectively would cause our business to suffer.

An increase in the cost of raw materials will affect sales and revenues.

Any increase in the prices of raw materials, including copper, will affect the price at which we can sell our product. We have no long term supply contracts, so the prices at which we purchase raw materials are based on the market price at the time. If we are not able to raise our prices to pass on increased costs, we would be unable to maintain our margins.

Our expansion into Russia and Africa may have an adverse affect on our profitability.

We plan to expand our operations into Russia and Africa, which was see as being significant potential markets for our products. Although we anticipate that these new markets will generate additional revenue and earning in the long term, it is possible that our start up expenses may have an initial adverse impact until our operations are fully developed. We cannot assure you that we will be successful in entering these new markets.

If we fail to obtain all required licenses, permits, or approval, we may have to cease our operations.

Before we can develop certain products, we must obtain a variety of approvals from local and municipal governments. There no assurance that we will be able to obtain all required licenses, permits, or approvals from government authorities. If we fail to obtain all required licenses, permits, or approvals, we may have to cease our operations.

We face intense competition, and many of our competitors have substantially greater resources than we have.

We operate in a competitive environment that is characterized by price deflation and technological change. We compete with major international and domestic companies. Our competitors may have greater market recognition and substantially greater financial, technical, marketing, distribution, purchasing, manufacturing, personnel and other resources than we do. Furthermore, some of our competitors have manufacturing and sales forces that are geographically diversified, allowing them to reduce transportation expenses, tariff costs and currency fluctuations for certain customers in markets where their facilities are located.  Many competitors have production lines that allow them to produce more sophisticated and complex devices than we currently offer and to offer a broader range of display devices. Other emerging companies or companies in related industries may also increase their participation in the display and display module markets, which would intensify competition in our markets. We might lose some of our current or future business to these competitors or be forced to reduce our margins to retain or acquire that business, which could decrease our revenues or slow our future revenue growth and lead to a decline in profitability.

Failure to repay our loans can hinder our business operations and profitability.

We have financed our business primarily from short-term bank loans and, to a lesser extent, from accounts payable to a company which is controlled by our chief exeutive officer and which provides us with most of the raw copper that we use in manufacturing our products.  The bank loans, which are secured by a mortgage on one of our parcels of land, typically have terms of two or three months. Although the loans have been extended for period of two or three months, we cannot assure you that we will not be required to pay the notes when due.  At September 30, 2007, these loans totaled approximately $5.1 million, and the payable to the related company was $603,000.  The failure of the banks to continue to extend credit or to demand payment of a significant amount of our loans could impair our ability to operate profitably.

Risks Related to Doing Business in China

Adverse changes in political and economic policies of the Chinese government could have a material adverse effect on the overall economic growth of China, which could reduce the demand for our products and materially and adversely affect our competitive position.

Our business, financial condition, results of operations and prospects are affected significantly by economic, political and legal developments in China. The Chinese economy differs from the economies of most developed countries in many respects, including:

•	the amount of government involvement;

•	the level of development;

•	the growth rate;

•	the control of foreign exchange; and

•	the allocation of resources.

While the Chinese economy has grown significantly in the past 20 years, the growth has been uneven, both geographically and among various sectors of the economy. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures benefit the overall Chinese economy, but may also have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations that are applicable to us.

The Chinese economy has been transitioning from a planned economy to a more market-oriented economy. Although in recent years the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises, a substantial portion of the productive assets in China is still owned by the Chinese government. The continued control of these assets and other aspects of the national economy by the Chinese government could materially and adversely affect our business. The Chinese government also exercises significant control over Chinese economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. Efforts by the Chinese government to slow the pace of growth of the Chinese economy could result in decreased capital expenditure by solar energy users, which in turn could reduce demand for our products.

Any adverse change in the economic conditions or government policies in China could have a material adverse effect on the overall economic growth and the level of renewable energy investments and expenditures in China, which in turn could lead to a reduction in demand for our products and consequently have a material adverse effect on our businesses.

Fluctuation in the value of the Renminbi may have a material adverse effect on your investment.

The change in value of the Renminbi against the U.S. dollar and other currencies is affected by, among other things, changes in China’s political and economic conditions. On July 21, 2005, the Chinese government changed its decade-old policy of pegging the value of the Renminbi to the U.S. dollar. Under the new policy, the Renminbi is permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies. This change in policy has resulted in approximately 2.1% appreciation of Renminbi against U.S. dollar. While the international reaction to the Renminbi revaluation has generally been positive, there remains significant international pressure on the Chinese government to adopt an even more flexible currency policy, which could result in a further and more significant appreciation of the Renminbi against the U.S. dollar. As a portion of our costs and expenses is denominated in Renminbi, the revaluation in July 2005 and potential future revaluation has and could further increase our costs. In addition, as we rely entirely on dividends paid to us by our operating subsidiaries, any significant revaluation of the Renminbi may have a material adverse effect on our revenues and financial condition, and the value of, and any of our dividends payable on our ordinary shares in foreign currency terms. For example, to the extent that we need to convert U.S. dollars we receive from this offering into Renminbi for our operations, appreciation of the Renminbi against the U.S. dollar would have an adverse effect on the Renminbi amount we receive from the conversion. Conversely, if we decide to convert our Renminbi into U.S. dollars for the purpose of making payments for dividends on our ordinary shares or for other business purposes, appreciation of the U.S. dollar against the Renminbi would have a negative effect on the U.S. dollar amount available to us.

Restrictions on currency exchange may limit our ability to receive and use our revenues effectively.

All of our revenues and most of our expenses are denominated in Renminbi. If our revenues denominated in Renminbi increase or expenses denominated in Renminbi decrease in the future, we may need to convert a portion of our revenues into other currencies to meet our foreign currency obligations, including, among others, payment of dividends declared, if any, in respect of our ordinary shares. Under China’s existing foreign exchange regulations, our Chinese subsidiary, Moral Star China, is able to pay dividends in foreign currencies, without prior approval from the State Administration of Foreign Exchange, or SAFE, by complying with certain procedural requirements. However, we cannot assure you that that the Chinese government will not take further measures in the future to restrict access to foreign currencies for current account transactions.

Foreign exchange transactions by Moral Star China under the capital account continue to be subject to significant foreign exchange controls and require the approval of China’s governmental authorities, including the SAFE. In particular, if Moral Star China borrows foreign currency loans from us or other foreign lenders, these loans must be registered with the SAFE, and if we finance Moral Star China by means of additional capital contributions, these capital contributions must be approved by certain government authorities including the Ministry of Commerce or its local counterparts. These limitations could affect the ability of Moral Star China to obtain foreign exchange through debt or equity financing.

We do not carry property or casualty insurance and as a result any business disruption, litigation or natural disaster might result in substantial costs and diversion of resources.

The insurance industry in China is still at an early stage of development. Insurance companies in China offer limited business insurance products, and do not, to our knowledge, offer business liability insurance. As a result, we do not have any business liability insurance coverage for our operations. Any business property loss, natural disaster or litigation might result in substantial costs and diversion of resources.

Capital outflow policies in The People's Republic of China may hamper our ability to remit income to the United States.

The People's Republic of China has adopted currency and capital transfer regulations. These regulations may require that we comply with complex regulations for the movement of capital and as a result we may not be able to remit all income earned and proceeds received in connection with our operations or from the sale of our operating subsidiary to the U.S. or to our stockholders.

Our operations and assets in the China are subject to significant political and economic uncertainties.

 Government policies are subject to rapid change and the government of the China may adopt policies which have the effect of hindering private economic activity and greater economic decentralization. There is no assurance that the government of the China will not significantly alter its policies from time to time without notice in a manner with reduces or eliminates any benefits from its present policies of economic reform. In addition, a substantial portion of productive assets in China remains government-owned. For instance, all lands are state owned and leased to business entities or individuals through governmental granting of state-owned land use rights. The granting process is typically based on government policies at the time of granting, which could be lengthy and complex. This process may adversely affect our business. The government of China also exercises significant control over China’s economic growth through the allocation of resources, controlling payment of foreign currency and providing preferential treatment to particular industries or companies. Uncertainties may arise with changing of governmental policies and measures. In addition, changes in laws and regulations, or their interpretation, or the imposition of confiscatory taxation, restrictions on currency conversion, imports and sources of supply, devaluations of currency, the nationalization or other expropriation of private enterprises, as well as adverse changes in the political, economic or social conditions in China, could have a material adverse effect on our business, results of operations and financial condition.

 A downturn in the economy of China may slow our growth and profitability.

 The growth of the Chinese economy has been uneven across geographic regions and economic sectors. There can be no assurance that growth of the Chinese economy will be steady or that any downturn will not have a negative effect on our business.

Because Chinese law governs almost all of our material agreements, we may not be able to enforce our legal rights within China or elsewhere, which could result in a significant loss of business, business opportunities, or capital.

Chinese law governs almost all of our material agreements. We cannot assure you that we will be able to enforce any of our material agreements or that remedies will be available outside of China. The system of laws and the enforcement of existing laws in China may not be as certain in implementation and interpretation as in the United States.  The Chinese judiciary is relatively inexperienced in enforcing corporate and commercial law, leading to a higher than usual degree of uncertainty as to the outcome of any litigation. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital.

It will be extremely difficult to acquire jurisdiction and enforce liabilities against our officers, directors and assets based in China.

Substantially all of our assets will be located outside of the United States and our officers and directors will reside outside of the United States.  As a result, it may not be possible for United States investors to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under Federal securities laws. Moreover, we have been advised that China does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the United States.  Further, it is unclear if extradition treaties now in effect between the United States and China would permit effective enforcement of criminal penalties of the Federal securities laws.

We may have difficulty establishing adequate management, legal and financial controls in China, which could impair our planning processes and make it difficult to provide accurate reports of our operating results.

China historically has not followed Western style management and financial reporting concepts and practices, and its access to modern banking, computer and other control systems has been limited.  Although we will be required to implement internal controls, we may have difficulty in hiring and retaining a sufficient number of qualified employees to work in China in these areas. As a result of these factors, we may experience difficulty in establishing the required controls and instituting business practices that meet Western standards, making it difficult for management to forecast its needs and to present the results of our operations accurately at all times.

Because our funds are held in banks which do not provide insurance, the failure of any bank in which we deposit our funds could affect our ability to continue in business.

Banks and other financial institutions in the PRC do not provide insurance for funds held on deposit. As a result, in the event of a bank failure, we may not have access to funds on deposit. Depending upon the amount of money we maintain in a bank that fails, our inability to have access to our cash could impair our operations, and, if we are not able to access funds to pay our suppliers, employees and other creditors, we may be unable to continue in business.

Failure to comply with the United States Foreign Corrupt Practices Act could subject us to penalties and other adverse consequences.

We are subject to the United States Foreign Corrupt Practices Act, which generally prohibits United States companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. Foreign companies, including some that may compete with us, are not subject to these prohibitions. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices occur from time-to-time in the PRC. We can make no assurance, however, that our employees or other agents will not engage in such conduct for which we might be held responsible. If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties and other consequences that may have a material adverse effect on our business, financial condition and results of operations.

Imposition of trade barriers and taxes may reduce our ability to do business internationally, and the resulting loss of revenue could harm our profitability.

We may experience barriers to conducting business and trade in our targeted emerging markets in the form of delayed customs clearances, customs duties and tariffs. In addition, we may be subject to repatriation taxes levied upon the exchange of income from local currency into foreign currency, substantial taxes of profits, revenues, assets and payroll, as well as value-added tax. The markets in which we plan to operate may impose onerous and unpredictable duties, tariffs and taxes on our business and products, and there can be no assurance that this will not reduce the level of sales that we achieve in such markets, which would reduce our revenues and profits.

Risks Related to Our Securities

There is a limited market for our common stock which may make it more difficult to dispose of your stock.

Our common stock is currently quoted on the Over the Counter Bulletin Board under the symbol " CNSI." There is a limited trading market for our common stock. Accordingly, there can be no assurance as to the liquidity of any markets that may develop for our common stock, the ability of holders of our common stock to sell our common stock, or the prices at which holders may be able to sell our common stock.

Our common stock is subject to the “Penny Stock” rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The SEC has adopted Rule 3a51-1 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, Rule 15g-9 requires:

•	that a broker or dealer approve a person's account for transactions in penny stocks; and

•	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person; and

•
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and

•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Description of Business

In the description of our business, the terms “we,” “us,” and “our” and words of like import refer to Fuda Faucet Works, Inc. and the other members of the Fuda Group. References to “Capital Solutions” relate to the business of Capital Solutions prior to the reverse merger

We develop, manufacture, distribute and market a wide range of brass faucets and related spouts and fittings. Our products fall within three categories - kitchen and bar faucets, bathroom faucets and bathroom accessories. We produce all of our products in China and export most of them in the international markets, primarily in the Middle East, Europe, and Africa. We began our business by focusing on copper re-processing when Fuda was formed in 1995. In 2002, we began producing and selling the European style brass faucets, spouts and fillings to the Chinese local market, and in 2004, we began to sell our products internationally. We sell our products to distributors of bathroom and kitchen faucets.

Fuda Faucet Works, Inc. was incorporated in 1969 in Delaware as Magnum Communications Corp.  It subsequently changed its name to Vacation Ownership Marketing, Inc., whereupon it engaged in the development and marketing of time-shared condominiums.  In 1983, the company ceased operations due to continued financial difficulties and adverse litigation.   From 1983 until August 29, 2001, the Company was not engaged in any business. On August 29, 2001, the Company acquired Encore Builders, Inc., a construction company, through what was then a subsidiary of the Company. Beginning on August 29, 2001 the Company was engaged in the construction of Conquistador Plaza Apartments in Miami, Florida, pursuant to a lump sum construction contract with Conquistador Plaza. These operations ceased with the separation of Encore Builders from the Company in the first quarter of 2002. On January 21, 2004, the Company took the following actions in lieu of an annual meeting of the stockholders pursuant to Section 228 of the Delaware General Corporation Law:

•	Re-election of directors,

•	Increased its authorized common stock from 50 million to 1 billion shares,

•	Ratification of the issuance of common stock,

•	Ratification of the assignment of Encore Builders common stock, and

•	Approval of the Amended and Restated Certificate of Incorporation, which Certificate was filed with the Delaware Secretary of State on January 22, 2004.

Prior to the Closing of the Exchange Agreement, Capital was not engaged in any active business. In an effort to preserve and enhance stockholder value, Capital then sought to identify, evaluate and consider various companies and compatible or alternative business opportunities pursuant to which Capital would acquire a target company with an operating business and continue the acquired company’s business as a publicly-held entity. After evaluation of various alternatives by our Board and management, our Board approved and we entered into the Agreement with Moral Star BVI and the Moral Star BVI Stockholders on December 3, 2007. From and after the Closing Date, Moral Star BVI became our wholly owned subsidiary, and effective December 3, 2007, Capital Solutions I, Inc., changed it named to Fuda Faucet Works, Inc by merging with its wholly owned subsidiary Fuda Faucet Works, Inc.

Moral Star BVI is a limited liability company incorporated under the laws of the British Virgin Islands on August 22, 2007. Moral Star BVI was organized to own the capital stock of Moral Star China. Moral Star China is a wholly foreign owned enterprise under the laws of the PRC, established on September 27, 2007. All of the issued and outstanding shares of Moral Star China are held by Moral Star BVI. Moral Star China’s sole business is to manage, hold and own rights in the business of Fuda. Fuda was incorporated as a limited liability company under the laws of the PRC on November 20, 1995.

PRC law currently has limits on foreign ownership of certain companies. To comply with these foreign ownership restrictions, we operate our businesses in China through Fuda, which is a limited liability company headquartered in China and organized under the laws of China. Fuda has the licenses and approvals necessary to operate our business in China. We have contractual arrangements with Fuda and its respective stockholders pursuant to which we own and operate the business of Fuda. Through these contractual arrangements, we also have the ability to substantially influence Fuda’s daily operations and financial affairs, appoint its senior executives and approve all matters requiring stockholder approval. As a result of these contractual arrangements, which enable us to control Fuda, we are considered the primary beneficiary of Fuda. Accordingly, we consolidate the results, asset and liabilities of Fuda in our financial statements.

Contractual Agreements with Fuda and its Stockholders

Prior to the reverse acquisition our business was conducted by Fuda. Fuda is a separate corporation organized under the laws of the PRC and is owned by Wu Yiting. Under the laws of the PRC, we cannot acquire Fuda directly. As a result, Moral Star China entered into a series of agreements with Fuda which we believe give us effective control over the business of Fuda. The business described in this Form 8-K is the business that was conducted by Fuda prior to the reverse merger.

Our relationships with Fuda and its stockholders are governed by a series of contractual arrangements between Moral Star China, Moral Star BVI’s wholly foreign owned enterprise in the PRC, and Fuda, the operating company in the PRC. Under PRC laws, each of Moral Star China and Fuda is an independent legal person and none of them is exposed to liabilities incurred by the other parties. Each of the contractual arrangements and the rights and obligations of the parties thereto are enforceable and valid in accordance with the laws of the PRC. On December 3, 2007, we entered into the following contractual arrangements with each of Fuda:

Management Agreement

Pursuant to the management agreement, Moral Star China manages and operates Fuda’s business. In implementing this agreement, Moral Start manages the operations of Fuda, including, but not limited to, nominating and replacing members of Fuda’s board, determining compensation and controlling management and day-to-day operation. All revenue (total profit (if any) after deduction of necessary expenses) generated by Fuda is paid to Moral Star China and Moral Star China is responsible for paying Fuda’s obligations incurred in connection with its business. In addition, Moral Star shall manage and control all of the funds of Fuda.

Related Transactions Agreement

Under the related transactions agreement, Fuda, Moral Star China, and Yiyang Kunpeng [Worn Metal]Recycle Co., Ltd. (“Kunpeng”), a company also owned by Wu Yiting, agreed that Kunpeng shall supply Fuda and Moral Star China on an exclusive basis with recycled copper at its original cost, which will be not greater than the local market price. When the price of worn copper fluctuates in the local market by 20%, Kunpeng must notify Fuda and Moral Star China. This agreement does not prohibit Fuda or Moral Star from obtaining recycled copper from other sources. Kunpeng is presently our largest supplier of raw materials. The agreement also provides that from January 1, 2008, Kunpeng will enter into a management agreement with Moral Star China that gives Moral Star China the right to operate Kunpeng and receive Kunpeng’s profit, if any.

Purchase Agreement

Pursuant to the purchase agreement, Moral Star China has a right to purchase the entire business of Fuda. Moral Star China controls all of the operations of Fuda and under the Purchase Agreement, agreed to purchase Fuda’s equipment and patents and lease Fuda’s manufacturing plants, land, and remaining equipment. The Purchase Agreement is designed so that Moral Star China can conduct its business in China.

Stockholders’ Voting Proxy Agreement

Pursuant to the proxy agreement, Wu Yiting, sole stockholder of Fuda, agreed to irrevocably grant a person to be designated by Moral Star China with the right to exercise the stockholder voting rights among other rights, including the attendance at and the voting of the Fuda shares at stockholder meetings (or by written consent in lieu of such meetings) in accordance with applicable laws and its articles of association, including but not limited to the rights to sell or transfer all or any of her equity interests of Fuda, and appoint and vote for the directors and chairman as the authorized representative of the stockholders of Fuda.

Shares Pledge Agreement

Under the pledge agreement, Wu Yiting pledged all of her equity interests in Fuda to Moral Star China to guarantee the Fuda’s performance of its obligations under all related agreements by and between Moral Star China and Fuda. Neither Wu Yiting nor Fuda may transfer any of the pledged shares without the permission of Moral Star China

Exclusive Option Agreement

Under the option agreement between the Wu Yiting and Moral Star China, Ms. Wu irrevocably granted Moral Star China or its designated person an exclusive option to purchase, to the extent permitted under PRC law, all or part of the equity interests in Fuda, or to purchase the real estate and land used currently owned by Fuda, at a price agreed upon by all parties. This agreement may not be terminated without the unanimous consent of all the parties, except that Moral Star China may, by giving thirty (30) days prior notice to the parties, may terminate this agreement.

Patent Transfer Agreement

Under the patent transfer agreement, Fuda will transfer its patent certificate of utility model named Bending Water Pipe, designed by Yu Zeshi, patent number ZL 99 2 59230.5, certificate number 427197 to Moral Star China. Moral Star China is to pay an assignment fee for the patent of RMB 10,000. If Fuda does not transfer the patent without reason, Fuda is to pay a penalty fee to Moral Star China. If Fuda delays the transfer for more than two (2) months, Moral Star China has the right to terminate this agreement and request a return of the assignment fee.

Trademark Transfer Agreement

Under the trademark transfer agreement, Fuda transferred its trademark, “FURDHER” to Moral Star China for RMB 10,000 Yuan. The registration is valid until January 1, 2015 in China. The trademark is registered with Serial No. 11, which includes bathroom equipment, flushing device and washing equipment.

Our Business

Our business is to develop, manufacture, distribute and market brass faucets and related spouts and fittings. We produce all of our products in China and export most of them in the international markets, specifically in the Middle East, Europe, and Africa.

We began our business by focusing on copper re-processing when the Company was formed in 1995. In 2002, we began producing and selling the European style brass faucets, spouts and fillings to the Chinese local market, and in 2004, we began to sell our products internationally.

Our principal executive offices are currently located at No.93, Ge Jia Ba, Hua Ying, Yiyang, Jiangxi, People’s Republic of China. Our telephone number at that location is (86) 793-5887178. Our website is www.jxfuda.com. Information contained on the website is not a part of this report.

Principle Products and Services

We have four categories of products:

Our Product	Percentage of Sales

Bathroom Faucet	34.95%

Bath Accessories	13.94%

Kitchen/Bar Faucet	51.11%

Principal Suppliers

The Fuda factory manufactures the main part of the faucet, such as faucet body. The Company utilizes the services of other manufacturers for the fittings and/or components to the faucet. These products are readily available to us via the suppliers market. The follow table is our main fittings suppliers.

  Main fittings suppliers in 2006 fiscal year

Supplier	Fittings
Wenzhou Haicheng Yongshi Valve Core Company	Valve core
Zhejiang Changhe Jinyi Plumbing Factory	SHOWER SERIES
Zhejiang Aifeiling Plumbing Company	Downcomer
Yutao Lufu Ciwa Valve Factory	Hose, Valve core
Wenzhou Huamei Copper Tube Company	Hose
Zhejiang Changjiang Chaohong Plumbing Factory	SHOWER SERIES

The faucet body is usually made of brass, which is an alloy of copper and zinc. The proportions of zinc and copper can be varied to create a range of brasses with varying properties. Brass is the most widely used material for faucets due to its resistance to soft-water corrosion and hard-water calcification.

Jiangxi province, the location of Fuda factory, is rich in copper mines. In 2006, the production volume of copper in Jiangxi province was about 500,000 tons, according to rhe Analysis Report Of China Copper Market on July 31st, 2007. There are many copper processing factories located around the Fuda factory and it is very easy for Fuda obtain scrap copper when needed. The follow table is our main copper suppliers.

The main copper Suppliers in 2006 fiscal year:

No.	name
1	Yiyang Kunpeng metal scrap recycling Company
2	Yiyang Tengfei Electric ware Company

The Chairman of our Company, Ms. Yiting Wu holds 75% equity of Yiyang KunPeng Metal Recycling Co., Ltd. (“KunPeng”). Ms. Yiting Wu is also the Chairman of KunPeng.

The two suppliers above accounted for 56.4%, and 38.5% of our raw material purchase for the twelve months ended December 31, 2006, respectively. Kunpeng accounted for 95.6% of our raw material purchase for the fiscal year ended December 31, 2005. No other single supplier accounted for more than 3% of our purchases for both periods. KunPeng was the biggest supplier for the fiscal year 2006 and 2005.
.
During the fiscal year of 2006 and 2005, the amount of raw materials we purchased from KunPeng was $5,808,538 and $7,898,280, representing 56.4% and 95.6% of the total raw material purchase amount, respectively.

Principal Customers

A significant percentage of our business is generated from a small number of customers. For the twelve months ended December 31, 2006, three customers accounted for 24.7%, 9.9% and 8.1% of our net sales, respectively and no other single customer accounted for more than 5% of our net sales. For the fiscal year ended December 31, 2005, three customers accounted for 18.9%, 12.7% and 7.6% of our net sales, respectively and no other single customer accounted for more than 5% of our net sale.

Fuda has set up sales offices in Dubai, which is the center of retail and wholesales for faucets in the Middle East. The following are our distributors that are located in Dubai.

Customer name	Order volume In Dollars (estimated)	Percentage %	Year
VNS	3.4 million	24%	2006
MKL	2.4 million	17%	2006
ALA	2.4 million	16.8%	2006
TAM	2.2 million	15.65%	2006
TEQ	0.5 million	3.78%	2006

Manufacturing Process

The basic process consists of molding & forming the main body of the faucet, applying a finish, and then assembling the various components, followed by inspection and packaging.

Molding & Forming

Our faucet manufacturers use hot forging instead of machining, since this method can produce a near-net shape in about three seconds with little waste. Forging is the process of shaping metals by deforming them in some way. In hot forging, heated metal is forced results in a shape similar to the faucet body.

Mechanical Machining

Only minor mechanical machining is required to produce the exact dimensions needed, such as drilling homes like the valve core, inlet and outlet.

Polishing

After machining, the faucet body is polished in an eight step process.

Plating

After polishing, the parts are ready for the plating process. Those components that come into contact with water may first require a special surface treatment to remove any remaining. This involves a leaching process that eliminates remaining molecules from the brass surface. The conventional plating is nickel and chrome since these materials are most resistant to corrosion. First, a base coating of electroplated nickel is applied, followed by a thin coating of electroplated chromium. The chrome layer is deposited from a plating bath containing certain additives that improve corrosion resistance.

Our plating facility and relevant water treatment system are built under rigorous government criterion, and we received a manufacturing license from the government department of environmental protection.

Assembling

Finally, the faucets and other components are sent for final assembly. This process takes place on rotary assembly machines, which are precisely controlled. The sprout, if separate, is first installed, followed by the ceramic cartridge. This cartridge is screwed in place with a brass using a pneumatic gun, and then the handle is attached by hand.

After assembly, the faucets are packaged in boxes along with any other components that are needed for final installation.

Quality Control

Our products are checked against the blueprints to ensure it matches all dimensions. A go-no-go gauge is used to make sure the interior and exterior threads fit together.

Before plating, parts are visually checked for surface imperfections, which are removed by sanding. After final assembly, every faucet is pressure tested with air and water for leaks and tested for durability.

The lab will sample some faucets, make use of special devices to test the thickness of plating, carry out a punished/forcing test to evaluate the working life of faucet, and ultimately approve for final installation.

Overview of the Copper and Faucet Industry

Copper is the leading raw material used in the faucet industry. As a result of higher living standards of homes worldwide, the brass faucet industry is in higher demand and as such, the copper re-processing industry is in higher demand.

According to data from Britain BSRIA and US SCOUT SURVEY, the global market of faucets, valve and other plumbing sets are strong in demand. The global market volume of plumbing works is up to $30 billion. There will be annual increases at a rate of 20% in the next five years.

China will become increasingly important as the manufacturing base of plumbing works in the future. China, the United States and Italy manufacture 80% of the world’s faucets. According to customs statistics from the United States, the faucet imports reached $2.5 billion in 2005, 20% of which was imported from China. U.S. imports of bathroom accessories reached almost $1 billion in 2005.

As a result of the increased urbanization of China’s residential and commercial communities, there is an increased demand in China’s local market for medium high wuality products. The sales volume of plumbing works in 2005 was about $1.33 billion in the Chinese local market. China exported about $700 million worth of plumbing works in 2004 with over annual 20% increase rate according to The Analysis Report of China Plumbing Works Market.

Net Sales Per Region

The following tables describe net sales in the major geographic areas in which our customers are located:

	Year ended December 31,
Item	2006	2005
China	$1,620,319	$2,081,856
U.S.	-	-
Middle East	9,889,880	5,376,993
Total	$11,510,199	$7,458,849

	Three months ended September 30,		Nine months ended September 30,
	2007	2006	2007	2006
China	$-	$3,331,628	$3,899	$4,238,058
U.S.	-	-	-	-
Middle East	7,018,677	0	17,886,493	2,307,423
Total	$7,018,677	$3,331,628	$17,890,392	$6,545,481

Sales and Marketing

Fuda produces, markets and sells medium-class brass faucets, spouts and fittings. Fuda began its business by focusing on copper re-processing when it was formed in 1995. In 2002, Fuda began producing and selling European standard brass faucets, spouts and fillings to the Chinese local market.

The Company is based in China, but conducts business in the Middle East and Europe. We export our products into Dubai and through distributors and wholesalers in Dubai, and Fuda’s products are sold into different countries.

In September 2007, Fuda opened sales offices in Moscow and Nigeria and plans to extend its business into Russia and Africa in the upcoming fiscal year.

Additionally, the Company plans to buy an old-line trademark and set up a research and development center in Italy in order to improve its sales and marketing in Europe.

The Company’s growth is dependent on expanding its manufacturing capacity, upgrading the products, improving quality, and improving international sales and service.

During 2005 and 2006, Fuda sold its faucet products to a customer in Iran. Total sales to that customer were approximately $275,000 in 2005 and approximately $131,000 in 2006. As of December 31, 2006 the amount due from this customer was approximately $680, which was outstanding at December 31, 2007. In 2007, we terminated the business relationship with this customer and didn't sell any products to it. At the time of the sales, Fuda was a privately owned Chinese company whose stockholders were Chinese.

Intellectual Property

We rely on a combination of trademark, copyright and trade secret protection laws in China and other jurisdictions, as well as confidentiality procedures and contractual provisions to protect our intellectual property and our brand. The following table describes our intellectual property:

Type	Name	Issued by	Duration	Description
Trademark	“FURDHER” Registration No. 3512752	Trademark Bureau of the People’s Republic of China	Ten years, expiring on January 27, 2015 (and renewable within six months prior to the end of each ten-year term for additional ten-year periods)	Company’s trademark registered on product Serial No. 11: Bathroom equipment, flushing device and washing equipment.

Patent	Bending Water Pipe Patent No. ZL 99 2 59230.5 Certificate No. 427197	Intellectual Property Bureau of the People’s Republic of China	Ten years, expiring on Februaary 3, 2011

On July 15, 2007, the Company entered into a Technology (Patent Right) Transfer Agreement with Yiyang Xinxin Hardware Products Co., Ltd. (“Xinxin”) to transfer two patents to Xinxin. The consideration was $609,401 (RMB 4.6 million) in total. As of September 30, 2007, Xinxin has paid full amount of the purchase price.

Competition

The table below represents our primary competition:

Competitor name	standard	product	Scale sets	Revenue in Dollars estimated
Guangzhou Huayi sanitation company	Europe	faucet	1 million	21.4 million
Wenzhou Suerda Plumbing Company	Europe	faucet	1 million	21.4 million
Ningbo Haiba Plumbing Company	Europe	faucet	2.5 million	35.7 million
Wenzhou Aoleishi Plumbing Company	Europe	faucet	0.7 million	14.3 million
Fujian Nanan Luda Plumbing Company	Europe	faucet	1 million	28.6 million

Employees

As of December 1, 2007, we had 718 full time employees.

Legal Proceedings

From time to time, we may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm its business. We are currently not aware of any such legal proceedings or claims that they believe will have, individually or in the aggregate, a material adverse affect on its business, financial condition or operating results.

Forward Looking Statements

Some of the statements contained in this Form 8-K that are not historical facts are “forward-looking statements” which can be identified by the use of terminology such as “estimates,” “projects,” “plans,” “believes,” “expects,” “anticipates,” “intends,” or the negative or other variations, or by discussions of strategy that involve risks and uncertainties. We urge you to be cautious of the forward-looking statements, that such statements, which are contained in this Form 8-K, reflect our current beliefs with respect to future events and involve known and unknown risks, uncertainties and other factors affecting our operations, market growth, services, products and licenses. No assurances can be given regarding the achievement of future results, as actual results may differ materially as a result of the risks we face, and actual events may differ from the assumptions underlying the statements that have been made regarding anticipated events. Factors that may cause actual results, our performance or achievements, or industry results, to differ materially from those contemplated by such forward-looking statements include without limitation our ability to obtain the necessary financing to continue and expand our operations, our ability to market our products in new markets and to offer products at competitive pricing, our ability to attract and retain management, and to integrate and maintain technical information and management information systems;, our compliance with laws and regulations of the PRC, the effects of currency policies and fluctuations, general economic conditions and other factors described under “Risk Factors” and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

All written and oral forward-looking statements made in connection with this Form 8-K that are attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Given the uncertainties that surround such statements, you are cautioned not to place undue reliance on such forward-looking statements.

Management’s Discussion and Analysis of Financial Conditions and Results of Operations

The following discussion of the results of our operations and financial condition should be read in conjunction with our financial statements and the related notes, which appear elsewhere in this report. The following discussion includes forward-looking statements. For a discussion of important factors that could cause actual results to differ from results discussed in the forward-looking statements, see “Forward Looking Statements.”

Overview

Jiangxi Yiyang Fuda Copper Co., Ltd. was organized under the laws of the Peoples’ Republic of China (“China”) in Yiyang County, Jiangxi Province of China on November 20, 1995. Unless otherwise indicated or the context otherwise requires, all references below in this document to the “Company”, “us”, “our” and “we” refer to Jiangxi Yiyang Fuda Copper. Co. Ltd.

Prior to the reverse acquisition, our business was conducted by Fuda, and this discussion relates to the business, financial condition and results of operations of Fuda. We develop, manufacture, distribute and market high-quality brass faucets and related spouts and fittings. We produce all our products in China and export most of them to international markets primarily in the Middle East, Europe and Africa.

We generate revenue primarily through the sale of our products to distributors in the international market. We do not sell to retail accounts and substantially all of our sales are outside of China. Although we sold approximately 14% of our products in the PRC in 2006, for the nine months ended September 30, 2006, our sales in the PRC were not significant. Our sales are dependent upon both the price and quality of our products. To the extent that fluctuation in Chinese currency against other international currencies makes our products more expensive, our competitive position will be impaired. We do not have long term contracts with any of our customers.

Since our principal operations are conducted in China and the Middle East, we are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These risks include, among others, risks associated with the political, economic and legal environments and foreign currency exchange limitations encountered in China and Middle East. Our results of operations may be adversely affected by changes in the political and social conditions in China and Middle East, and by changes in governmental policies with respect to laws and regulations, among other things.

In accordance with the relevant Chinese rules and regulations on management of foreign exchanges, the foreign exchanges generated from sales of our products out of China shall be brought back into China and sold to designated banks instead of being deposited out of China without authorization. In addition, we have to buy foreign exchanges from designated banks upon the strength of valid vouchers and commercial bills when paying current expenditures with foreign exchanges. In addition, all of our transactions undertaken in China are denominated in RMB, which must be converted into other currencies before remittance out of China. Both the conversion of RMB into foreign currencies and the remittance of foreign currencies abroad require the approval of the Chinese government.

Our principal raw materials for our products are raw copper, which we obtain from domestic Chinese suppliers. A significant portion of our copper is recycled copper which we purchase from a company which is 80% owned by Wu Yiting, our chief executive officer and the sole stockholder of Fuda, and 20% owned by Kun Yang, vice president of Fuda. The contract provides that we purchase the copper at cost, but not more than market price.

Any increase in prices of raw material, including copper, will affect the price at which we can sell our product. We have no long term supply contracts, so the prices at which we purchase raw materials are based on the market price at the time. If we are not able to raise our prices to pass on increased costs, we would be unable to maintain our margins. The laws of the PRC give the government broad power to fix and adjust prices. Although the government has not imposed price controls on our raw materials or on our products, it is possible that such controls may be implemented in the future. Since we do not presently sell our products in the PRC, we do not believe that we would be affected in any material respect if price controls are imposed.

We plan to expand our operations into Russia and Africa, which was we view as a significant potential markets for our products. Although we anticipate that these new markets will generate additional revenue and earnings in the long term, it is possible that our start up expenses may have an initial adverse impact until our operations are fully developed. We cannot assure you that we will be successful in entering these new markets.

Prior to December 3, 2007, we were a private company, and we did not have the expenses which are associated with being a public company. As a result, we expect to incur significantly greater legal, accounting and other professional expenses relating to our status as a public company and compliance with SEC rules, including the development and implementation of internal controls.

Significant Accounting Estimates and Policies

The discussion and analysis of our financial condition and results of operations is based upon our financial statements which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets and liabilities. On an on-going basis, we evaluate our estimates including the allowance for doubtful accounts, the salability and recoverability of our products, income taxes and contingencies. We base our estimates on historical experience and on other assumptions that we believe to be reasonable under the circumstances, the results of which form our basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Revenue Recognition - We recognizes sales of our products in accordance with Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin (“SAB”) No. 101, “Revenue Recognition in Financial Statements” as amended by SAB No. 104, “Revenue Recognition.” Sales represent the invoiced value of goods, net of value added tax (“VAT”), if any, and are recognized upon delivery of goods and passage of title. Pursuant to China’s VAT rules and regulations, the as an ordinary VAT taxpayer we are subject to a tax rate of 17% (“output VAT”). Such output VAT is payable after offsetting VAT paid by us on purchases (“input VAT”).

Comprehensive Income (Loss) - We have adopted Statements of Financial Accounting Standards (“SFAS”) No. 130, “Reporting Comprehensive Income,” which establishes standards for reporting and presentation of comprehensive income (loss) and its components in a full set of general-purpose financial statements. We have has chosen to report comprehensive income (loss) in the statements of operations and comprehensive income.

Income Taxes - We account for income taxes under the provisions of SFAS No. 109, “Accounting for Income Taxes,” which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the consolidated financial statements or tax returns. Deferred tax assets and liabilities are recognized for the future tax consequence attributable to the difference between the tax bases of assets and liabilities and their reported amounts in the financial statements. Deferred tax assets and liabilities are measured using the enacted tax rate expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The Company establishes a valuation allowance when it is more likely than not that the assets will not be recovered.

With the approvals of the County Government of Yiyang, the Company was exempt from corporate income taxes from the fiscal year 2005 to 2008. Simultaneously the Local Tax Bureau of Yiyang County has also confirmed the abovesaid preferential tax treatment.

On March 16, 2007, China's parliament, the National People's Congress, adopted the Enterprise Income Tax Law, which will take effect on January 1, 2008. The new income tax law sets unified income tax rate for domestic and foreign companies at 25 percent except a 15 percent corporate income tax rate for qualified high and new technology enterprises. In accordance with this new income tax law, low preferential tax rate in accordance with both the tax laws and administrative regulations prior to the promulgation of this Law shall gradually transit to the new tax rate within five years after the implementation of this law.

Inventories - Inventories are stated at the lower of cost, determined on a weighted average basis, and net realizable value. Work in progress and finished goods are composed of direct material, direct labor and a portion of manufacturing overhead. Net realizable value is the estimated selling price, in the ordinary course of business, less estimated costs to complete and dispose. Management believes that there was no obsolete inventory as of September 30, 2007 and December 31, 2006.

Property, Plant and Equipment - Property, plant and equipment are stated at cost. Major expenditures for betterments and renewals are capitalized while ordinary repairs and maintenance costs are expensed as incurred. Depreciation and amortization is provided using the straight-line method over the estimated useful life of the assets after taking into account the estimated residual value.

There is no private ownership of land in China. All land ownership is held by the government of China, its agencies and collectives. Land use rights are obtained from government, and are typically renewable. Land use rights can be transferred upon approval by the land administrative authorities of China (State Land Administration Bureau) upon payment of the required transfer fee. Under three “State-owned Land Use Right Certificates,” issued in September 23, 1999, November 23, 1999 and July 19, 2001, we owns the use right of two blocks of industrial-use land (covering 261,669 square feet) for the term of 50 years, beginning from issuance date of the certificates, respectively. We record the property subject to land use rights as property.

Recent Accounting Pronouncements

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities - Including an amendment of FASB Statement No. 115”. This Statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This Statement is expected to expand the use of fair value measurement, which is consistent with the Board’s long-term measurement objectives for accounting for financial instruments. We are required to adopt SFAS No. 159 in the first quarter of 2008 and are currently evaluating the impact that SFAS No. 159 will have on our consolidated financial statements.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the AICPA, and the SEC did not or are not believed by management to have a material impact on our present or future consolidated financial statements.

Results of Operations

The following table sets forth information from our statements of operations for the years ended December 31, 2006 and 2005 and the nine months ended September 30, 2007 and 2006, in dollars and as a percentage of sales (dollars in thousands):

	Nine Months Ended September 30,				Year Ended December 31,
	2007		2006		2006		2005
Net sales	$17,890	100.00%	$6,545	100.00%	$11,510	100.00%	$7,459	100.00%
Cost of sales	14,366	80.3%	4,958	75.8%	9,211	80.0%	6,189	83.0%
Gross profit	3,524	19.7%	1,587	24.2%	2,299	20.0%	1,270	17.0%
Operating expenses	591	3.3%	140	2.1%	210	1.8%	152	2.0%
Operating income	2,933	16.4%	1,447	22.1%	2,088	18.1%	1,118	15.0%
Interest expense	265	1.5%	195	3.0%	263	2.3%	170	2.3%
Net income	3,243	18.1%	1,251	19.1%	1,825	15.9%	948	12.7%
Comprehensive income	3,560	19.9%	1,331	20.3%	2,013	17.5%	1,021	13.7%

Nine Months Ended September 30, 2007 and 2006

Net sales. During the nine months ended September 30, 2007, we had revenues of $17,890,000 as compared to revenues of $6,545,000 during the nine months ended September 30, 2006, an increase of approximately 173%. This increase is the result of the net sales growth for the nine months ended September 30, 2007 compared to the nine-months ended September 30, 2006, reflecting the effect of our increased marketing effort directed in the Middle East which resulted in strong sales in Dubai, United Arab Emirates and additional sales to other countries.

Cost of sales; gross margin. During the nine-months ended September 30, 2007, our cost of sales was $14,366,000 as compared to cost of sales of $4,958,000 during the nine months ended September 30, 2006, an increase of 189.8%. The increase in cost of sales reflected the increase in sales. Gross profit increased by $1,936,000 to $3,524,000, for the nine months ended September 30, 2007 from $1,588,000 in the nine months ended September 30, 2006. Our gross margin decreased from 24.2% for the nine months ended September 30, 2006 to 19.7% for the nine months ended September 30, 2007.

Operating income and expenses. Operating expenses, which consist of selling, general and administrative expenses, officers compensation and depreciation and amortization, totaled $591,000 during the nine months ended September 30, 2007 as compared to $140,000 during the nine months ended September 30, 2006. Operating Income was $2,933,000 during the nine months ended September 30, 2007 as compared to $1,447,000 during the nine months ended September 30, 2006. Selling, general and administrative expenses and officer’s compensation consist of marketing, salaries, advertising, trade show and overhead expenses, totaled $455,000 during the nine months ended September 30, 2007 as compared to $134,000 during the nine months ended September 30, 2006, a increase of approximately 239.4%. This increase is primarily attributable to an increase in selling expenses and general and administrative expenses. In addition, during the nine months ended September 30, 2007, we incurred $111,000 in consulting and professional fees relating to the proposed reverse acquisition and our future status as a public company. We did not incur any comparable expenses in the nine months ended September 30, 2006.

Depreciation and amortization expense totaled $135,000 during the nine months ended September 30, 2007, as compared to $96,000 during the nine months ended September 30, 2006. The increase in depreciation increased due to the purchase of additional property, plant and equipment in 2007.

Net Income. We had a net income of $3,244,000 for the nine months ended September 30, 2007 as compared to $1,252,000 for the nine months ended September 30, 2006.

Years Ended December 31, 2006 and 2005

Net sales. During the year ended December 31, 2006, we had net sales of $11,510,000 as compared to net sales of $7,459,000 during the year ended December 31, 2005, an increase of approximately 54.3%. The increase is attributable to the results of our marketing efforts in Dubai, United Arab Emirates, which is a retail and wholesale center of plumbing supplies in the Middle East.

Cost of sales; gross margin. During 2006, we had cost of sales of $9,211,533 as compared to cost of sales of $6,188,575 during 2005, an increase of 48.8%. The increase was principally due to the increase in revenues. The gross profit rose to $2,298,666, or an 81% increase for the year ended December 31, 2006 compared to the prior year. Our gross margin increased from 17.0% in 2005 to 20.0% in 2006. The improvement in margin resulted from our increase in sales, which enabled us to reduce the unit cost, and our ability to improve our pricing in our overseas sales.

Operating Expenses. Operating expenses totaled $210,000 for 2006 as compared to $151,749 for the 2005, an increase of $59,000, or approximately 38.7%. The increase in operating expenses was principally due to an increase in selling expenses and officer’s compensation. Operating income was $2,088,000 for 2006 as compared to $1,118,000 for 2005. Selling, general and administrative and officer’s compensation, which consist of salaries, advertising, and overhead expenses, totaled $202,000 for 2006 as compared to $115,000 for 2005, an increase of $86,000, or approximately 74.8%. The increase is primarily attributable to increases in officer’s compensation, advertising, trade shows and marketing costs associated with our expanded marketing effort.

Depreciation and amortization expense totaled $154,000 and $142,000 for 2006 and 2005, respectively. Depreciation declined because assets became fully depreciated.

Net Income. We had a net income of $1,825,000 for 2006 as compared to $948,000 for 2005.

Liquidity and Capital Resources

At September 30, 2007, we had working capital of $4,522,000. During the nine months we generated cash flow from operations of $76,000. Historically, we have used significant cash in our operations. For 2006 and 2005, our business used $1,619,000 and $1,067,000 respectively.

We have financed our operations principally through short term bank loans and, to a lesser extent, through accounts payable to a company controlled by Wu Yiting, our chief executive officer, that sells us most of our copper. The bank loans, which are secured by a mortgage on one of our parcels of land, typically have terms of two or three months. Although the loans have been extended for period of two or three months in the past, we cannot assure you that we will not be required to pay any or all of the notes on their present maturity date. At September 30, 2007, these loans totaled approximately $5,118,000, and the payable to the related company was $603,000.

In December 2007, in connection with the reverse acquisition, we sold shares of preferred stock and warrants for $3,400,000. The net proceeds, after payment of $625,000 to our former principal stockholders, $170,000 as a finders’ fee, $85,000 in due diligence fees to our principal investor, and legal and accounting fees of $152,000, we received net proceeds of $2,368,000. We intend to use the proceeds to purchase new equipment to expand our manufacturing facilities.

We believe that our working capital, together with our ongoing business will be sufficient to enable us to meet our cash requirements for the next 12 months. However, we may incur additional expenses as we seek to expand our business to offer services in other markets, including Russia and Africa, it is possible that we may require additional funding for that purpose. Although we do not have any current plans to make any acquisitions, it is possible that we may seek to acquire one or more businesses in the education field, and we may require financing for that purpose. We cannot assure you that funding will be available if and when we require funding.

The securities purchase agreement for our December 2007 private placement prohibits us (i) from issuing convertible debt or preferred stock until the earlier of December 2010 or until the investors have converted or exercised and sold the securities issued in the private placement or (ii) from having debt in an amount greater than twice our EBITDA until December 2010 or until 90% of the securities have been converted or exercised and sold. The investors in the private placement also have a right of first refusal on future financings. These provisions may make it difficult for us to raise money for our operations or for acquisitions.

Description of Property

The total gross amount of property, plant and equipment was $3,178,767 and $3,064,940 as of December 31, 2006 and 2005, respectively, net of impairment of $146,209 for workshops and machinery and equipments thereinto which have been left unused since December 31, 2004. The increase was mainly due to appreciation of RMB.

Under three “State-owned Land Use Right Certificates”, the Company owns the use right of two blocks of industrial-use land (covering 24,309.86 square meters) for the term of 50 years, beginning from issuance date of the certificates, respectively. In China, all land is owned by the government and there is no private ownership of land. The government issues a certificate of use right, which is transferable, and permits the holder to use the land.

Among above-said property and plant, one block of land and 10 workshops had been used as collateral from September 6, 2004 to September 5, 2007, which was extended to September 5, 2010 in accordance with a Maximum Amount Mortgage Contract with a commercial bank dated on September 6, 2007.

The Company previously leased an office in Dubai under an operating lease that expired in September 2007 with an aggregate monthly lease payment of approximately $1,313. This operating lease was replaced by another operating lease expiring in September 2008 with the same rent. Rent expense under the operating leases for the fiscal year ended December 31, 2006 and 2005was $13,130 and nil, respectively.

Security Ownership of Certain Beneficial Owners and Management.

The following table sets forth certain information concerning the number of our common shares owned beneficially as of December 4, 2007 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) each of our directors and named executive officers, and (iii) officers and directors as a group. Unless otherwise indicated, our stockholders listed possess sole voting and investment power with respect to the common shares shown.

Name	Shares of Common Stock Beneficially Owned (2)	Percentage

Jibrin Issa Jibrin ALJibrin (3)	7,017,620	65.4%

Ms. Wu Yiting (3)	7,017,620	65.4%

Ms. Wu Yaxu	0	0%

Mr. Shu Shaohua	0	0%

All officers and directors as a group (3)	7,017,620	65.4%

(1)	Unless otherwise noted, the address for each of the named beneficial owners and directors and officers is c/o Fuda Faucet Works, Inc., Ge Jia Ba, Hua Ting, Yiyang, Jiangxi, PRC 334400

(2)
Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on December 3, 2007. As of December 3, 2007, there were 10,725,440 common shares issued and outstanding.

(3)	Jibrin Issa Jibrin ALJibrin is trustee to the Ms, Wu Yiting Stock Trust. Ms. Wu Yiting is our Chief Executive Officer and Chairman of our Board of Directors.

Barron Partners owns series A preferred stock and warrants which, if fully converted and exercised, would result in the ownership of more than 5% of our outstanding common stock. However, the series A preferred stock may not be converted and the warrants may not be exercised if such conversion or exercise would result in Barron Partners and its affiliates owning more than 4.9% of our outstanding common stock. This limitation may not be waived.

Management

Appointment of New Officers and Directors

In connection with the Share Exchange, Richard and Christopher Astrom tendered their resignation as the members of our Board, and our Board appointed three (3) successor directors, namely, Ms. Wu Yiting, Ms. WuYaxu and Mr. Shau Shaohua (collectively the “Successor Directors”). Upon compliance with the provisions of Section 14(f) of the Securities Act of 1933, as amended (the “Act”), and Rule 14(f)-1 thereunder, the resignation of Richard and Christopher Astrom and the appointments of the Successor Directors as new members of our Board will also become effective. Furthermore, concurrent with the Closing of the Exchange Agreement, Richard and Christopher Astrom resigned from their positions as Capital Solutions’ s President, Vice President, Chief Financial Officer, Treasurer and Secretary, and we appointed two (2) new officers (collectively the “Current Officers”). Descriptions of the Successor Directors and the Current Officers can be found below in the section titled “New Management.”

New Management

The following table sets forth the names and ages of the Current Officers, who assumed their positions on the Closing Date of the Exchange Agreement, and of the Successor Directors, who will become members of our Board upon the expiration of the 10-day period following the delivery and/or mailing of the Schedule 14f-1 Information Statement to our stockholders as required under Rule 14(f)-1:

Name	Age	Position

Ms. Wu Yiting	44	Chief Executive Officer and Chairman of the Board of Directors

Ms. Wu Yaxu	42	Chief Financial Officer, Director

Shu Shaohua	44	Director

Below are the names and certain information regarding our executive officers of the Company

WU Yi Ting

Ms. WU Yi Ting, 44, is now the current Chief Executive Officer and chairman of Fuda Faucet’s board of directors. From 1995 to the present, Ms Yi Ting founded Jiangxi Yiyang Fuda Copper Co. Ltd. (“Fuda”), a limited liability company headquartered in, and organized under the laws of, the PRC. Ms. Wu majored in economy management and graduated from Central China Political University in 2000. Ms. Wu is a registered accountant in China.

WU Yaxu

Wu Yaxu, 42, is now the Chief Financial Officer and a director of Fuda Faucet. She worked as accountant supervisor in Jiangxi Gandongbei Bushing Factory from 1983 to 1994. Ms. Wu has been working at Fuda since 1995 until the present. Ms. Wu majored in Corporation Management and graduated from Beijing Academy of Social Science in 1989. Ms. Wu is registered accountant in China.

Shu Shaohua

Su Shaohua, 44, is a director ofFuda Faucet. Mr.Shu worked as Manager of Engineering Department in Shenzhen Sight Decoration Led from 1984 to 2001. Mr. Shu joined Fuda since 2002 as Vice General Manager for manufacturing and buyers. Mr. Shu majored in mechanical designing and manufacturing, and graduated from Jiangxi University of Technology in 1983. Mr. Shu is an engineer.

Code of Ethics

We have not adopted a code of ethics as of the date of this current report. Prior to the Closing, we only had two individuals acting as a directors and executive officers of the company, and it had no employees. However, we plan to adopt a code of ethics in the upcoming fiscal year.

Section 16(a) Beneficial Ownership Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who beneficially own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of our common shares and other equity securities, on Forms 3, 4 and 5 respectively. Executive officers, directors and greater than 10% stockholders are required by the Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) reports they file. Based on our review of the copies of such forms received by us, and to the best of our knowledge, other than reported in our annual report on Form 10-KSB filed on September 13, 2007, all executive officers, directors and greater than 10% stockholders filed the required reports in a timely manner.

Board of Directors, Board Meetings and Committees

At the expiration of the 10-day period following the delivery and/or mailing of the Schedule 14f-1 Information Statement to our stockholders as required under Rule 14(f)-1, our Board will comprise of three members. All members of the Board serve in this capacity until their terms expire or until their successors are duly elected and qualified.

Ms. WU Yiting has been appointed as the Chairman of the Board of Directors. In this capacity she is responsible for meeting with our Chief Financial Officer to review our financial and operating results, agendas and minutes of board and committee meetings, and presiding at the meetings of the committees of the Board.

Our Board held no formal meetings during the most recently completed fiscal year. All proceedings of the Board were conducted by resolutions, consented to in writing by all the directors and filed with the minutes of the proceedings of the directors. Such resolutions consented to in writing by the directors entitled to vote on that resolution at a meeting of the directors are, according to the corporate laws of the State of Delaware and our By-laws, as valid and effective as if they had been passed at a meeting of the directors duly called and held.

Executive Compensation

Summary Compensation Table

The following table sets forth all compensation paid in respect of Capital Solutions’ Chief Executive Officer and those individuals who received compensation in excess of $100,000 per year (collectively, the “Named Executive Officers”) for the Company’s last two completed fiscal years.

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan ($)	Non-qualified Deferred Compensation Earnings ($)	All other compensation ($)	Total ($)
WU Yiting	2005	$8,571	--	--	--	--	--	--	$8,571
CEO and President	2006	$8,571	--	--	--	--	--	--	$8,571

Outstanding Equity Awards

None.

Employment Agreements

None.

Stock Option Plans

None.

Compensation of Directors

Our directors receive no compensation for their service on the board of directors.
Certain Relationships and Related Transactions

See Item 1.01

Description of Securities

Capital Solutions’ authorized capital stock consists of 900,000,000 shares of common stock which have a par value of $.0000001 per share, and 20,000000 shares of preferred stock which have a par value of $.0000001 per share. After the Closing of the Financing, we have agreed to amend our Certificate of Incorporation to authorize changing the par value of both our common stock and preferred stock to $.001 per share.

As of December 4, 2007, we have approximately 10,725,440 shares of our common stock issued and outstanding, and approximately 13,816,349 shares of our preferred stock issued and outstanding.

Market for Common Equity and Related Stockholder Matters

Our common stock is listed on the Over the Counter Bulletin Board under the symbol CSNI. However, there is currently no regular market or trading in the Company’s common stock, and we cannot give an assurance that such a market will develop. Our agreement with the Investors under the Purchase Agreement prohibits our payment of dividends while the Series A Preferred Stock are outstanding.

As of December 4, 2007, we had a total of 19,998,167 shares of common stock reserved for issuance as follows:

•	13,816,349 shares issuable upon conversion of the series A preferred stock issued to the Investors under the Purchase Agreement.
•	6,181,818 shares issuable upon exercise of the warrants issued to the Investors under the Purchase Agreement.

We do not have any equity compensation plan.

Legal Proceedings

None.

Recent Sales of Unregistered Securities

Reference is made to Item 3.02 of this Current Report on Form 8-K for a description of recent sales of unregistered securities, which is hereby incorporated herein by reference.

Indemnification of Directors and Officers

Our Articles of Incorporation, as amended and restated, provide to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, that our directors or officers shall not be personally liable to us or our stockholders for damages for breach of such director’s or officer’s fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended and restated, is to eliminate our rights and our stockholders (through stockholders’ derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Our By Laws also provide that the Board of Directors may also authorize the company to indemnify our employees or agents, and to advance the reasonable expenses of such persons, to the same extent, following the same determinations and upon the same conditions as are required for the indemnification of and advancement of expenses to our directors and officers. As of the date of this Registration Statement, the Board of Directors has not extended indemnification rights to persons other than directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Item 5.01 Changes in Control of Company.

See Item 1.01 of this Form 8-K

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	Resignation of Officers and Directors

 Pursuant to the terms of the Exchange Agreement, Christopher Accent resigned as Capital Solutions’ Chief Executive and Chief Financial Officer, effective December 3, 2007, the Closing Date of the Exchange Agreement. In addition, Richard Astrom tendered his resignation from our Board on the Closing Date, which resignation will become effective upon our compliance with the provisions of Section 14(f) of the Act, and Rule 14(f)-1 thereunder.

(c)	Appointment of Officers

 In connection with the Share Exchange Transaction, effective November *, 2007, the following persons were appointed as our officers (individually, a “Current Officer” and collectively, the “Current Officers”):

Name	Age	Position

WU Yiting	44	Chief Executive Officer, President and Director

WU Yaxu	42	Chief Financial Officer and Director

Descriptions of our Current Officers can be found in Item 2.01 above, in the section titled “New Management.”

(d)	Appointment of Directors

 In connection with the Share Exchange Transaction, the following persons were appointed as new members of our Board (individually, a “New Director” and collectively, the “New Directors”), effective upon our compliance with the provisions of Section 14(f) of the Act, and Rule 14(f)-1 thereunder:

Name	Age	Position

WU Yiting	44	Chief Executive Officer, President and Director

WU Yaxu	42	Chief Financial Officer and Director

Shu Shaohua	44	Director

Descriptions of our New Directors can be found in Item 2.01 above, in the section titled “New Management.”

Item 5.06 Change in Shell Company Status

As explained more fully in Item 2.01 above, Capital Solutions was a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) immediately before the Closing of the Exchange. As a result of the Exchange, Moral Star China became the wholly owned subsidiary and main operating business of Capital Solutions. Consequently, Company believes that the Exchange has caused it to cease to be a shell company. For information about the Exchange, please see the information set forth above under Item 2.01 of this Current Report on Form 8-K above, which information is incorporated herein by reference.

Item 9.01   Financial Statement and Exhibits

(a)	Financial statements of businesses acquired.

Please see Page F-1.

(b)	Pro forma financial information.

 The Pro Forma Financial Information is filed as Exhibit 99.9 to this Current Report and is incorporated herein by reference.

(c)	Shell company transactions.

 Reference is made to Items 9.01(a) and 9.01(b) above and the exhibits referred to therein, which are incorporated herein by reference.

(d)	Exhibits

Exhibit Number	Description
3.1	Certificate of Incorporation for Fuda Faucet Works, Inc. (1)
3.2	Certificate of Ownership and Merger of Fuda Faucet Works, Inc. and Capital Solutions I, Inc., dated December 3, 2007 (1)
99.1	Securities Purchase Agreement, dated December 3, 2007 (1)
99.2	Certificate of Designation of Series A Preferred Stock (1)
99.3	Form of $1.80 Warrants, dated December 3, 2007 (1)
99.4	Form of $3.00 Warrants, dated December 3, 2007 (1)
99.5	Registration Rights Agreement, dated December 3, 2007 (1)
99.6	Closing Escrow Agreement, dated December 3, 2007 (1)
99.7	Share Exchange Agreement, dated December 3, 2007 (1)
99.8	BuyBack Agreement. Dated December 3, 2007 (1)
99.9	Frequently Related Transactions Structural Agreement between Moral Star China, Fuda, and Kunpeng (1)
99.10	Purchase Agreement between Moral Star China and Fuda (1)
____________
 (1) Incorporated by reference to our Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 10, 2007.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUDA FAUCET WORKS, INC.

Dated: January 22, 2008	By:	/s/ WU Yiting
	Name:	WU Yiting
	Title:	Chief Executive Officer

JIANXI YIYANG FUDA COPPER CO., LTD.

JIANGXI YIYANG FUDA COPPER CO., LTD.
BALANCE SHEETS
September 30, 2007
(UNAUDITED)

Item	(US dollars)
ASSETS
Current assets
Cash and cash equivalents	205,442
Accounts receivable	6,486,509
Due from related parties	80,917
Prepayments to suppliers	28,310
Inventories	5,962,427
Other current assets	15,485
Total current assets	12,779,090
Property, plant and equipment
Land use right	845,387
Buildings	1,326,185
Machinery and equipment	1,059,581
Automobiles	124,967
Office equipment	57,522
Property plant and equipment - total	3,413,642
Less: accumulated depreciation	(709,864)
Property plant and equipment - net	2,703,778
Construction in progress	1,773,968
Total assets	17,256,836

LIABILITIES AND OWNERS’ EQUITY
Current liabilities
Short-term bank loans	5,117,545
Accounts payable	2,067,811
Advances from customers	234,078
Due to related parties-trade	603,038
Due to related parties- non-trade	133,658
Accrued expenses	94,780
Other payables	26,033
Total current liabilities	8,276,943
Total Liabilities	8,276,943

Commitments and Contingencies

Owners’equity
Registered capital	603,321
Surplus reserve	260,430
Retained earnings	7,536,832
Accumulated other comprehensive income	579,310
Total owners’equity	8,979,893
Total liabilities and owners’equity	17,256,836
See notes to financial statements.

JIANGXI YIYANG FUDA COPPER CO., LTD.
STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
	(UNAUDITED)
	(US dollars)		(US dollars)
	Three months ended September 30,		Nine months ended September 30,
Item	2007	2006	2007	2006
Net sales	7,018,677	3,331,628	17,890,392	6,545,481
Cost of sales	5,592,999	2,490,508	14,366,466	4,957,851
Gross profit	1,425,678	841,120	3,523,926	1,587,630

Operating expenses:
Selling expenses	54,036	18,713	182,721	40,929
General and administrative	81,761	23,187	184,225	54,924
Officers’ compensation	37,533	16,270	88,547	38,391
Depreciation and amortization	18,417	2,445	24,689	6,170
Consulting and professional fees	110,940	-	110,940	-
Total operating expenses	302,687	60,615	591,122	140,414
Operating income	1,122,991	780,505	2,932,804	1,447,216

Income from Transfer of patents - net	576,493	-	576,493	-

Interest expenses	(96,220)	(77,512)	(265,540)	(195,428)
Net income	1,603,264	702,993	3,243,757	1,251,788
Other comprehensive income
Foreign currency translation adjustment	119,836	10,415	316,772	79,178
Comprehensive income	1,723,100	713,408	3,560,529	1,330,966
See notes to financial statements.

JIANGXI YIYANG FUDA COPPER CO., LTD.
STATEMENTS OF CASH FLOWS
(UNAUDITED)

	(US dollars)
	Nine months ended September 30,
Item	2007	2006
Cash flows from operating activities:
Net income	3,243,757	1,251,788
Adjustments to reconcile net income to
net cash used in operating activities:
Depreciation and amortization	134,923	95,538
Gain from transfer of patents	(576,493)	-
(Increase) decrease in:
Accounts receivable	(3,313,712)	824,554
Prepayments to suppliers	343,624	(824,484)
Inventories	(854,987)	(1,659,371)
Other current assets	67,993	(108,819)
Increase (decrease) in:
Accounts payable	1,350,582	394,673
Due to related parties-trade	(565,925)	(121,564)
Advances from customers	234,078	(54,141)
Accrued expenses	59,024	(12,830)
Other payables	(46,366)	(7,777)
Net cash provided by (used in) operating activities:	76,498	(222,433)

Cash flows from investing activities:
Purchase of fixed assets	(1,933,706)	(109,496)
Transfer of patents	612,451	-
Net cash used in investing activities	(1,321,255)	(109,496)

Cash flows from financing activities:
Proceeds from short-term bank loans	8,961,847	4,589,882
Repayment of short-term bank loans	(7,787,957)	(4,879,437)
Proceeds from related parties	1,581,793	650,872
Repayment to related parties	(2,083,805)	(63,222)
Proceeds from empolyees	932,657	-
Repayment to employees	(932,657)	-
Net cash provided by (used in) financing activities	671,878	298,095

Effect of exchange rate changes on cash and cash equivalents:	397,607	145,136
Cash and equivalents
Net increase (decrease) in cash and equivalents	(175,272)	111,302
Cash and equivalents, beginning of period	380,714	862,912
Cash and equivalents, end of period	205,442	974,214

Supplemental Disclosures of Cash flow Information:
Cash paid for interest	206,473	195,176
Cash paid for income taxes	-	-
See notes to financial statements.

JIANGXI YIYANG FUDA COPPER CO., LTD.
NOTES TO FINANCIAL STATEMENTS
(UNAUDITED)

1.	Background and Basis of Presentation

Organization -Jiangxi Yiyang Fuda Copper Co., Ltd, hereinafter referred to as the “Company”, “us”, “our” and “we”, was organized under the laws of the Peoples’ Republic of China (“China”) in Yiyang County, Jiangxi Province of China on November 20, 1995.

Business - Our business is to develop, manufacture, distribute and market high-quality brass faucets and related spouts and fittings. We produce all our products in China and export most of them to international markets primarily in the Middle East, Europe and Africa.

Basis of Presentation - The financial statements are presented in accordance with accounting principles generally accepted in the United States of America (US GAAP). We compile our daily accounts in accordance with accounting principles generally accepted in China (PRC GAAP) and convert our financial statements to make them comply with US GAAP when reporting.

Use of Estimates - The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant accounting estimates include bad debt provision, impairment of inventory and long-lived assets, depreciation and amortization, etc.

Country Risk - As the Company’s principal operations are conducted in China and the Middle East, the Company is subject to special considerations and significant risks not typically associated with companies in North America and/or Western Europe. These risks include, among others, risks associated with the political, economic and legal environments and foreign currency exchange limitations encountered in China and Middle East. The Company’s results of operations may be adversely affected by changes in the political and social conditions in China and Middle East, and by changes in governmental policies with respect to laws and regulations, among other things.

In accordance with the relevant Chinese rules and regulations on management of foreign exchanges, the foreign exchanges generated from sales of our products out of China shall be brought back into China and sold to designated banks instead of being deposited out of China without authorization. On the other hand, the Company have to buy foreign exchanges from designated banks upon the strength of valid vouchers and commercial bills when paying current expenditures with foreign exchanges. In addition, all of the Company’s transactions undertaken in China are denominated in Renminbi (“RMB”), which must be converted into other currencies before remittance out of China. Both the conversion of RMB into foreign currencies and the remittance of foreign currencies abroad require the approval of the Chinese government.

Credit Risk - The Company performs ongoing credit evaluations of its customers and intends to establish an allowance for doubtful accounts when outstanding balances are not considered fully collectable. According to the Company’s credit policy, the Company generally provides 100% bad debt provision for the amounts outstanding over 180 days after the deduction of the amount subsequently settled after the balance sheet date, which management believes is consistent with industry practice.

JIANGXI YIYANG FUDA COPPER CO., LTD.
NOTES TO FINANCIAL STATEMENTS
(UNAUDITED)

The amount of payment we require our customers to pay when placing an order varies from partial payment to noneôdepending on the credit evaluation results of each individual customer. We provide our customers with a credit period based on our credit evaluation prior to delivery. Credit period will not be more than three months unless other terms are authorized by management. We maintain a policy that all sales are final and we do not allow returns. No return occurred for the nine months ended September 30, 2007. Based on industry practice and the credit history of customers, management believes the accounts receivable as of September 30, 2007 are fully collectable.

Foreign Currency Translation - The functional currency of the Company is China RMB, which is the primary medium of exchange where the Company operates. The Company reports its financial results in United States dollars (“U.S. dollars” or “US$”).

The Company translates its assets and liabilities into U.S. dollars using the rate of exchange prevailing at the balance sheet date, and the statement of operations is translated at the average rates over each month during the reporting period. Equity items are translated at historical exchange rates. Adjustments resulting from the translation from RMB into U.S. dollars are recorded in owners’ equity as part of accumulated comprehensive income (loss). Gains or losses resulting from transactions in currencies other than RMB are reflected in the statement of operations and comprehensive income. The translation rates from RMB to US dollars as of and for the three months ended September 30, 2007 and 2006 are as follows:

Translation rate for assets and liabilities as of September 30, 2007	7.5108:1
Translation rate for registered capital and surplus as of September 30, 2007	8.2875:1
Translation rate for profit & loss items for the three months ended September 30, 2007	7.5484:1
Translation rate for profit & loss items for the three months ended September 30, 2006	7.9468:1
Translation rate for profit & loss items for the nine months ended September 30, 2007	7:6678:1
Translation rate for profit & loss items for the nine months ended September 30, 2006	7.9990:1

Revenue Recognition - The Company recognizes sales of its products in accordance with Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin (“SAB”) No. 101, “Revenue Recognition in Financial Statements”, as amended by SAB No. 104, “Revenue Recognition”. Sales represent the invoiced value of goods, net of value added tax (“VAT”), if any, and are recognized upon delivery of goods and passage of title.

Pursuant to China’s VAT rules and regulations, the Company as an ordinary VAT taxpayer is subject to a tax rate of 17% (“output VAT”). Such output VAT is payable after offsetting VAT paid by us on purchases (“input VAT”).

Advertising - The Company expenses all advertising costs as incurred.

Research and Development - Research and development costs are charged to expense as incurred.

Comprehensive Income (Loss) - The Company has adopted Statements of Financial Accounting Standards (“SFAS”) No. 130, “Reporting Comprehensive Income”, which establishes standards for reporting and presentation of comprehensive income (loss) and its components in a full set of general-purpose financial statements. The Company has chosen to report comprehensive income (loss) in the statements of operations and comprehensive income.

Income Taxes -The Company accounts for income taxes under the provisions of SFAS No. 109, “Accounting for Income Taxes”, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the consolidated financial statements or tax returns. Deferred tax assets and liabilities are recognized for the future tax consequence attributable to the difference between the tax bases of assets and liabilities and their reported amounts in the financial statements. Deferred tax assets and liabilities are measured using the enacted tax rate expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The Company establishes a valuation allowance when it is more likely than not that the assets will not be recovered.

JIANGXI YIYANG FUDA COPPER CO., LTD.
NOTES TO FINANCIAL STATEMENTS
(UNAUDITED)

With the approvals of the County Government of Yiyang, the Company was exempt from corporate income taxes from the fiscal year 2005 to 2008. Simultaneously the Local Tax Bureau of Yiyang County has also confirmed the abovesaid preferential tax treatment. (For more details, see Note 16 below).

On March 16, 2007, China's parliament, the National People's Congress, adopted the Enterprise Income Tax Law, which will take effect on January 1, 2008. The new income tax law sets unified income tax rate for domestic and foreign companies at 25 percent except a 15 percent corporate income tax rate for qualified high and new technology enterprises. In accordance with this new income tax law, low preferential tax rate in accordance with both the tax laws and administrative regulations prior to the promulgation of this Law shall gradually transit to the new tax rate within five years after the implementation of this law.

Cash and Cash Equivalents - Highly liquid investments with a maturity of three months or less at the time of acquisition are considered to be cash equivalents.

Inventories - Inventories are stated at the lower of cost, determined on a weighted average basis, and net realizable value. Work in progress and finished goods are composed of direct material, direct labour and a portion of manufacturing overhead. Net realizable value is the estimated selling price, in the ordinary course of business, less estimated costs to complete and dispose. Management believes that there was no obsolete inventory as of September 30, 2007 and December 31, 2006.

Property, Plant and Equipment - Property, plant and equipment are stated at cost. Major expenditures for betterments and renewals are capitalized while ordinary repairs and maintenance costs are expensed as incurred. Depreciation and amortization is provided using the straight-line method over the estimated useful life of the assets after taking into account the estimated residual value. The estimated useful life of property, plant and equipment are as follows:

Land use rights	50 years
Buildings	30 years
Machinery and equipment	10 years
Automobiles	5 years
Office equipment	5 years

Construction in progress represents factory and office buildings under construction. No interest was capitalized during all reporting periods.

We periodically evaluate our investment in long-lived assets, including property and equipment, for recoverability whenever events or changes in circumstances indicate the net carrying amount may not be recoverable. Our judgments regarding potential impairment are based on legal factors, market conditions and operational performance indicators, among others. In assessing the impairment of property and equipment, we make assumptions regarding the estimated future cash flows and other factors to determine the fair value of the respective assets. If these estimates or the related assumptions change in the future, we may be required to record impairment charges for these assets. From December 2004 to present, fixed assets amounted of $454,991 were left unused, including land, workshop building and equipments. Since value of land in similar sections of the city were increasing, therefore no impairment on land use right should be charged. Meanwhile, workshop buildings were maintained in good condition, most of the equipments will be transported and reinstalled into our new workshop building, which is now under construction. A provision for impairment of certain idle assets in the amount of $146,209 was made previously when they were turned into idle status.

JIANGXI YIYANG FUDA COPPER CO., LTD.
NOTES TO FINANCIAL STATEMENTS
(UNAUDITED)

2.	Recent Accounting Pronouncements

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities - Including an amendment of FASB Statement No. 115”. This Statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This Statement is expected to expand the use of fair value measurement, which is consistent with the Board’s long-term measurement objectives for accounting for financial instruments. We are required to adopt SFAS No. 159 in the first quarter of 2008 and are currently evaluating the impact that SFAS No. 159 will have on our consolidated financial statements.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the AICPA, and the SEC did not or are not believed by management to have a material impact on the Company’s present or future consolidated financial statements.

3.	Accounts Receivable

As of September 30, 2007 the balance of accounts receivable was $6,486,509. Management believes all these accounts are fully collectible and no allowance for doubtful accounts is required. There are no accounts receivable outstanding over 180 days.

4.	Inventories

Inventories consisted of the following as of September 30, 2007:

September 30, 2007
Raw materials	$3,577,864
Work in progress	1,213,050
Finished goods	1,171,513
Total	$5,962,427

Management believes that no inventory was obsolete on each balance sheet date thus no impairment on inventories was provided during all reporting periods.

5.	Property, Plant and Equipment

The total gross amount of property, plant and equipment was $3,413,642 as of September 30, 2007.

Under three “State-owned Land Use Right Certificates”, the Company owns the use right of two blocks of industrial-use land (covering 24,309.86 square meters ) for the term of 50 years, beginning from issuance date of the certificates, respectively. In China, all land is owned by the government and there is no private ownership of land. The government issues a certificate of use right, which is transferable, and permits the holder to use the land.

Depreciation expense was $134,923 and $95,538 for the nine months ended September 30, 2007 and 2006 respectively.

JIANGXI YIYANG FUDA COPPER CO., LTD.
NOTES TO FINANCIAL STATEMENTS
(UNAUDITED)

Among above-said property and plant, one block of land and 10 workshops had been given as collateral from September 6, 2004 to September 5, 2007, which was extended to September 5, 2010 in accordance with a Maximum Amount Mortgage Contract with a commercial bank dated on September 6, 2007. The net book value of these collaterals as of September 30, 2007 was $1,633,792.

6.	Construction in progress

As of September 30, 2007, the balance of construction in progress was $1,773,968, which represents the construction of new workshop buildings to expand current production capability. The construction started in the early 2007.

The use right of the land (covering 261,669square feet) , on which the above-said new workshop buildings are being constructed, is under the name of Ms. Yiting Wu, the Company’s only owner and current chairman. She has agreed to transfer the use right of this block of land to the Company before the construction is finished.

7.	Short-term bank loans

The balance of short-term bank loans as of September 30, 2007 was $5,117,545 as follows:

Loan Bank	Main Terms	September 30, 2007

Industrial and Commercial Bank	Two or theree-month-term loans, bearing
of China Ltd., YiYang Branch	benchmark interest rate announced by
	People's Bank of China	$3,364,488

Bank of China, YiYang Branch(1)	Two or theree-month-term secured loans,
	bearing benchmark interest rate
	announced by People's Bank of China	1,753,057
Total		$5,117,545

(1) Each loan from Bank of China, Yiyang Branch was secured by one block of land and 10 workshops under an accessory Maximum Amount Mortgage Contract with the bank dated September 6, 2004, and on September 6, 2007, this mortgage contract was replaced by another one, which will expire on September 5, 2010.

8.	Short-term loans from employees.

During the nine months ended September 30, 2007, five employees lent $932,657 to the Company. These loans bear no interest or definitive due date. The Company repaid all these loans as of September 30, 2007.

9.	Accounts Payable

The balance of accounts payable was $2,067,811 as of September 30, 2007 all of which were payable to material suppliers.

10.	Advances from customers

The balance of advances from customers was $234,078 as of September 30, 2007 all of which were prepayments made by our customers before delivery of goods.

11.	Related party transactions

The transactions between the Company and related parties are classified into two categories: non-trade and trade.

(1) Non-trade balances with related parties.

JIANGXI YIYANG FUDA COPPER CO., LTD.
NOTES TO FINANCIAL STATEMENTS
(UNAUDITED)

Related party	Category	September 30, 2007
Zeshi Yu	Due from related party	$80,917
Yiting Wu	Due to related party	133,658

(i) Zeshi Yu

Mr. Yu was in possession of 51% of our equity from the establishment of the Company to April 8, 2007. He was also Chairman of the Board during the same period. On April 8, 2007, Mr. Yu transferred all of his equity to another owner of the Company and resigned as Chairman of the Board and Director. Mr. Yu is the husband of the Company’s only stockholder and current Chairman, Ms. Yiting Wu.

During the nine months ended September 30, 2007, Mr. Yu lent to the Company $186,462 and the Company repaid Mr. Yu $775,306. The excess repayment $80,918 is the balance Mr. Yu owed the Company as of September 30, 2007. All abovementioned loans bear no interest. As of October 10, 2007, Mr. Yu settled the balance.

(ii) Yiting Wu

Ms. Yiting Wu is the Company’s only owner and current Chairman.

In the first quarter of 2006, Yiting Wu advanced $38,419 to the Company as working capital for the representative office in Dubai, which is still outstanding as of September 30, 2007. The increase was due to appreciation of RMB.

(iii) Yaxu Wu

Ms. Yaxu Wu is the Chief Financial Officer since the establishment of the Company. She is also the sister of the Company’s current Chairman.

During the nine months ended September 30, 2007, Ms. Yaxu Wu borrowed $1,302,083 from the Company, which didn’t bear any interest. As of September 30, 2007, Ms. Yaxu Wu has repaid all of her outstanding balance to the Company.

(2) Trade transactions with Yiyang KunPeng Metal Recycling Co., Ltd.

The Chairman of our Company, Ms. Yiting Wu holds 80% equity of Yiyang KunPeng Metal Recycling Co., Ltd. (“KunPeng”). Ms. Yiting Wu is also the Chairman of KunPeng. Mr. Kun Yang, the Vice-President of our Company holds the rest 20% equity of KungPeng.

We purchased part of our raw materials from KunPeng. During the nine months ended September 30, 2007, the amount of raw materials we purchased from KunPeng was $10,803,800, representing 66.8% of the total raw material purchase amount.

As of September 30, 2007 and December 31, 2006, the amount due to Kunpeng in connection with above-said trade transactions was $603,038 and $1,168,963, respectively.

12.	Accrued expenses

As of September 30, 2007 the accrued expenses were $94,780. Accrued expenses mainly consist of accrued salaries and legal fees.

JIANGXI YIYANG FUDA COPPER CO., LTD.
NOTES TO FINANCIAL STATEMENTS
(UNAUDITED)

13.	Owners’ equity

From January 1, 2005 to April 2007, our Company’s amount of registered capital was $603,321 owned by two owners, among which Mr. Zeshi Yu owned 51% and Ms. Yiting Wu owned 49%.

In April 2007, Mr. Zeshi Yu transferred all his equity to Ms. Yiting Wu thus Ms. Yiting Wu became the only owner of the Company.

14.	Concentration of Suppliers and Customers

Two suppliers accounted for 66.8% and 24.1% of our raw material purchase during the nine months ended September 30, 2007 respectively. During such period, no other single supplier accounted for more than 2% of our purchases and KunPeng was the biggest supplier. (See Note 11 above)

Two suppliers accounted for 81.0% and 5.8% of our raw material purchase during the three months ended September 30, 2007 respectively. During such period, no other single supplier accounted for more than 2% of our purchases and KunPeng was the biggest supplier. (See Note 11 above)

For the nine months ended September 30, 2007, two customers accounted for 69.7% and 13.1% of our net sales, respectively and no other single customer accounted for more than 8% of our net sales.

For the three months ended September 30, 2007, two customers accounted for 69.8% and 18.7% of our net sales, respectively and no other single customer accounted for more than 9% of our net sales.

15.	Segment Reporting

Since January 1, 2005, we have been operating as only one segment - producing and distributing brass faucets and related spouts and fittings, no business segment information is presented. Management believes that the following table highlights relevant information to the chief operation decision makers for measuring business performances and financing needs and preparing the corporate budget and other items. Net sales, classified by the major geographic areas in which our customers are located, were as follows:

	Three months ended September 30,		Nine months ended September 30,
	2007	2006	2007	2006
China	$-	$3,331,628	$3,899	$4,238,058
U.S.	-	-	-	-
Middle East	7,018,677	0	17,886,493	2,307,423
Total	$7,018,677	$3,331,628	$17,890,392	$6,545,481

16.	Income Tax

Pursuant to the approval on income tax of the People’s Government of Yiyang County dated December 10, 2004, we were eligible for exemptions of income tax for the fiscal years 2005 and 2006. Pursuant to the similar approval dated July 17, 2007, we continue to be eligible for exemption of income tax for 2007 and 2008. Therefore, we paid no income tax during the nine months ended September 30, 2007. The Local Tax Bureau of Yiyang County also confirmed the abovesaid preferential tax treatment on September 30, 2007. The difference between the effective income tax rate and the statutory rate for the Company was as follows:

	Year ended December 31,
	2007	2006

Statutory rate	33.0%	33.0%
Income tax holiday	(33.0%)	(33.0%)
Effective income tax rate	-	-

JIANGXI YIYANG FUDA COPPER CO., LTD.
NOTES TO FINANCIAL STATEMENTS
(UNAUDITED)

On March 16, 2007, China's parliament, the National People's Congress, adopted the Enterprise Income Tax Law, which will take effective on January 1, 2008. The new income tax law sets unified income tax rate for domestic and foreign companies at 25 percent with exception that a 15 percent corporate income tax rate for qualified high and new technology enterprises. In accordance with this new income tax law, low preferential tax rate in accordance with both the tax laws and administrative regulations prior to the promulgation of this Law shall gradually transit to the tax rate provided herein within five years of the implementation of this Law.

17.	Transfer of Patents

On July 15, 2007, the Company entered into a Technology (Patent Right) Transfer Agreement with Yiyang Xinxin Hardware Products Co., Ltd. (“Xinxin”) to transfer two patents to Xinxin. The consideration was $609,401 (RMB 4.6 million) in total. As of September 30, 2007, Xinxin has paid full amount of the purchase price.

The research expenses of these two patents had been charged into expenses as incurred and had not been capitalized, therefore their book value were both nil when transferring. We recognized income $576,493, net of relating taxes and expenses.

18.	Commitments and Contingencies

The Company previously leased an office in Dubai under an operating lease that expired in September 2007 with an aggregate monthly lease payment of approximately $1,313. This operating lease was replaced by another operating lease expiring in September 2008 with the same rent. Rent expense under the operating leases for the nine months ended September 30, 2007 and 2006 was $11,817 and $7,878, respectively.

19.	Subsequent Event

In November 2007, the Company entered into a structural agreement with KunPeng, a related party (see note 10), and another related party, whereby KunPeng is obligated to sell copper raw materials to the Company and the other related party at cost, which should not exceed the local market price. Under the terms of the agreement, KunPeng is only permitted to sell to the Company and the other related party.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Jiangxi Yiyang Fuda Copper Co., Ltd.

We have audited the accompanying balance sheets of Jiangxi Yiyang Fuda Copper Co., Ltd. (“Fuda”) as of December 31, 2006 and 2005, and the related statements of income and comprehensive income, changes in owners’ equity, and cash flows for each of the years in the two-year period ended December 31, 2006. Fuda’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Fuda as of December 31, 2006 and 2005, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

/s/ Bernstein & Pinchuk LLP

New York, New York

September 29, 2007

Jiangxi Yiyang Fuda Copper Co., Ltd.
Balance Sheets

Item	(US dollars)
	December 31, 2006	December 31, 2005
ASSETS
Current assets
Cash and cash equivalents	380,714	862,912
Accounts receivable	3,172,797	1,379,998
Due from related parties	-	48,326
Prepayments to suppliers	371,934	10,445
Inventories	5,107,440	3,017,595
Other current assets	83,478	52,386
Total current assets	9,116,363	5,371,662
Property, Plant and Equipment:
Land use right	813,136	786,788
Buildings	1,275,591	1,234,258
Machinery and equipment	1,002,401	969,250
Automobiles	84,617	73,341
Office equipment	3,022	1,303
Property plant and equipment - total	3,178,767	3,064,940
Less: accumulated depreciation	(574,941)	(420,463)
Property plant and equipment - net	2,603,826	2,644,477
Total assets	11,720,189	8,016,139

LIABILITIES AND OWNERS’ EQUITY
Current liabilities
Short-term bank loans	3,793,205	3,325,816
Accounts payable	717,229	119,454
Due to related parties-trade	1,168,963	1,113,681
Due to related parties- non-trade	546,345	-
Accrued expenses	35,756	43,872
Other payables	39,327	7,336
Total current liabilities	6,300,825	4,610,159
Total Liabilities	6,300,825	4,610,159

Commitments and Contingencies øsee Note 14)

Owners’equity
Registered capital	603,321	603,321
Surplus reserve	260,430	260,430
Retained earnings	4,293,075	2,467,963
Accumulated other comprehensive income	262,538	74,266
Total owners’equity	5,419,364	3,405,980
Total liabilities and owners’ equity	11,720,189	8,016,139

See notes to financial statements

Jiangxi Yiyang Fuda Copper Co., Ltd.
Statements of Operations and Comprehensive Income

	(US dollars)
	Year ended December 31,
Item	2006	2005

Net sales	11,510,199	7,458,849
Cost of sales	9,211,533	6,188,757
Gross profit	2,298,666	1,270,092

Operating expenses:
Selling expenses	72,335	40,043
General and administrative	73,094	62,471
Officers’ compensation	56,363	12,945
Depreciation and amortization	8,701	36,290
Total operating expenses	210,493	151,749
Operating income	2,088,173	1,118,343

Interest expenses	(263,061)	(170,355)
Net income	1,825,112	947,988
Other comprehensive income
Foreign currency translation adjustment	188,272	73,467
Comprehensive income	2,013,384	1,021,455

See notes to financial statements

Jiangxi Yiyang Fuda Copper Co., Ltd.
Statements of Cash Flows

	(US dollars)
	Year ended December 31,
Item	2006	2005

Cash flows from operating activities:
Net income	1,825,112	947,988
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	154,478	142,326
(Increase) decrease in:
Accounts receivable	(1,792,799)	(149,275)
Prepayments to suppliers	(361,489)	(3,092)
Inventories	(2,089,845)	(2,737,172)
Other current assets	(31,092)	(52,085)
Increase (decrease) in:
Accounts payable	597,775	68,908
Due to related parties-trade	55,282	1,065,709
Advances from customers	-	(375,710)
Accrued expenses	(8,116)	17,776
Other payables	31,991	7,336
Net cash used in operating activities:	(1,618,703)	(1,067,291)

Cash flows from investing activities:
Purchase of fixed assets	-	(2,270)
Net cash used in investing activities	-	(2,270)

Cash flows from financing activities:
Proceeds from short-term bank loans	6,462,023	3,367,698
Repayment of short-term bank loans	(6,106,010)	(2,025,724)
Proceeds from related parties	658,702	416,464
Repayment to related parties	(64,031)	(261,573)
Net cash from financing activities	950,684	1,496,865

Effect of exchange rate changes on cash and cash equivalents:	185,821	41,513
Cash and equivalents
Net increase (decrease) in cash and equivalents	(482,198)	468,817
Cash and equivalents, beginning of year	862,912	394,095
Cash and equivalents, end of year	380,714	862,912

Supplemental Disclosures of Cash flow Information:
Cash paid for interest	268,164	167,105
Cash paid for income taxes	-	-
Non-cash investing and financing activities:
Appropriation of surplus reserve	-	139,606

See notes to financial statements

Jiangxi Yiyang Fuda Copper Co., Ltd.
Statements of Changes in Owners’ Equity

	(US dollars)
Item	Registered capital	Surplus reserve	Retained earnings	Other comprehensive income	Total owners' equity
Balance, January 1, 2005	603,321	120,824	1,659,581	799	2,384,525
Appropriation of reserve fund	-	139,606	(139,606)	-	-
Net income for the year ended December 31, 2005	-	-	947,988	-	947,988
Other Comprehensive income (loss)-Foreign currency translation adjustment	-	-		73,467	73,467
Balance as of December 31, 2005	603,321	260,430	2,467,963	74,266	3,405,980

Net income for the year ended December 31, 2006	-	-	1,825,112	-	1,825,112
Other Comprehensive income (loss)-Foreign currency translation adjustment	-	-		188,272	188,272
Balance as of December 31, 2006	603,321	260,430	4,293,075	262,538	5,419,364

See notes to financial statements

Jiangxi Yiyang Fuda Copper Co., Ltd.
Notes to Financial Statements
December 31, 2006 and 2005

1.	Background and Basis of Presentation

Organization -Jiangxi Yiyang Fuda Copper Co., Ltd, hereinafter referred to as the “Company”, “us”, “our” and “we”, was organized under the laws of the Peoples’ Republic of China (“China”) in Yiyang County, Jiangxi Province of China on November 20, 1995.

Business - Our business is to develop, manufacture, distribute and market high-quality brass faucets and related spouts and fittings. We produce all our products in China and export most of them to international markets primarily in the Middle East, Europe and Africa.

Basis of Presentation - The financial statements are presented in accordance with accounting principles generally accepted in the United States of America (US GAAP). We compile our daily accounts in accordance with accounting principles generally accepted in China (PRC GAAP) and convert our financial statements to make them comply with US GAAP when reporting.

Use of Estimates - The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant accounting estimates include bad debt provision, impairment of inventory and long-lived assets, depreciation and amortization, etc.

Country Risk - As the Company’s principal operations are conducted in China and the Middle East, the Company is subject to special considerations and significant risks not typically associated with companies in North America and/or Western Europe. These risks include, among others, risks associated with the political, economic and legal environments and foreign currency exchange limitations encountered in China and Middle East. The Company’s results of operations may be adversely affected by changes in the political and social conditions in China and Middle East, and by changes in governmental policies with respect to laws and regulations, among other things.

In accordance with the relevant Chinese rules and regulations on management of foreign exchanges, the foreign exchanges generated from sales of our products out of China shall be brought back into China and sold to designated banks instead of being deposited out of China without authorization. On the other hand, the Company have to buy foreign exchanges from designated banks upon the strength of valid vouchers and commercial bills when paying current expenditures with foreign exchanges. In addition, all of the Company’s transactions undertaken in China are denominated in Renminbi (“RMB”), which must be converted into other currencies before remittance out of China. Both the conversion of RMB into foreign currencies and the remittance of foreign currencies abroad require the approval of the Chinese government.

Credit Risk - The Company performs ongoing credit evaluations of its customers and intends to establish an allowance for doubtful accounts when outstanding balances are not considered fully collectable. According to the Company’s credit policy, the Company generally provides 100% bad debt provision for the amounts outstanding over 180 days after the deduction of the amount subsequently settled after the balance sheet date, which management believes is consistent with industry practice.

The amount of payment we require our customers to pay when placing an order varies from partial payment to noneôdepending on the credit evaluation results of each individual customer. We provide our customers with a credit period based on our credit evaluation prior to delivery. Credit period will not be more than three months unless other terms are authorized by management. We maintain a policy that all sales are final and we do not allow returns. No return occurred in the fiscal year of 2006 and 2005. Based on industry practice and the credit history of customers, the management believes the accounts receivable as of December 31, 2006 and 2005 are fully collectable.

Jiangxi Yiyang Fuda Copper Co., Ltd.
Notes to Financial Statements
December 31, 2006 and 2005

Foreign Currency Translation - The functional currency of the Company is China RMB, which is the primary medium of exchange where the Company operates. The Company reports its financial results in United States dollars (“U.S. dollars” or “US$”).

The Company translates its assets and liabilities into U.S. dollars using the rate of exchange prevailing at the balance sheet date, and the statement of operations is translated at the average rates over each month during the reporting period. Equity items are translated at historical exchange rates. Adjustments resulting from the translation from RMB into U.S. dollars are recorded in owners’ equity as part of accumulated comprehensive income (loss). Gains or losses resulting from transactions in currencies other than RMB are reflected in the statement of operations and comprehensive income. The translation rates from RMB to US dollars for the fiscal years of 2006 and 2005 are as follows:

	2006	2005
Translation rate for assets and liabilities as of December 31,	7.8087:1	8.0702:1
Translation rate for equity items as of December 31,	8.2875:1	8.2875:1
Translation rate for profit & loss items for the fiscal year of	7.9602:1	8.1835:1

Revenue Recognition - The Company recognizes sales of its products in accordance with Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin (“SAB”) No. 101, “Revenue Recognition in Financial Statements”, as amended by SAB No. 104, “Revenue Recognition”. Sales represent the invoiced value of goods, net of value added tax (“VAT”), if any, and are recognized upon delivery of goods and passage of title.

Pursuant to China’s VAT rules and regulations, the Company as an ordinary VAT taxpayer is subject to a tax rate of 17% (“output VAT”). Such output VAT is payable after offsetting VAT paid by us on purchases (“input VAT”).

Advertising - The Company expenses all advertising costs as incurred.

Research and Development - Research and development costs are charged to expense as incurred.

Comprehensive Income (Loss) - The Company has adopted Statements of Financial Accounting Standards (“SFAS”) No. 130, “Reporting Comprehensive Income”, which establishes standards for reporting and presentation of comprehensive income (loss) and its components in a full set of general-purpose financial statements. The Company has chosen to report comprehensive income (loss) in the statements of operations and comprehensive income.

Income Taxes -The Company accounts for income taxes under the provisions of SFAS No. 109, “Accounting for Income Taxes”, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the consolidated financial statements or tax returns. Deferred tax assets and liabilities are recognized for the future tax consequence attributable to the difference between the tax bases of assets and liabilities and their reported amounts in the financial statements. Deferred tax assets and liabilities are measured using the enacted tax rate expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The Company establishes a valuation allowance when it is more likely than not that the assets will not be recovered.

Jiangxi Yiyang Fuda Copper Co., Ltd.
Notes to Financial Statements
December 31, 2006 and 2005

With the approvals of the County Government of Yiyang, the Company was exempt from corporate income taxes for the fiscal year 2005 to 2008. Simultaneously the Local Tax Bureau of Yiyang County also retroactively confirmed the above-said preferential tax treatment. (For more details, see Note 13 below).

On March 16, 2007, China's parliament, the National People's Congress, adopted the Enterprise Income Tax Law, which will take effect on January 1, 2008. The new income tax law sets unified income tax rate for domestic and foreign companies at 25 percent except a 15 percent corporate income tax rate for qualified high and new technology enterprises. In accordance with this new income tax law, low preferential tax rate in accordance with both the tax laws and administrative regulations prior to the promulgation of this Law shall gradually transit to the new tax rate within five years after the implementation of this law.

Cash and Cash Equivalents - Highly liquid investments with a maturity of three months or less at the time of acquisition are considered to be cash equivalents.

Inventories - Inventories are stated at the lower of cost, determined on a weighted average basis, and net realizable value. Work in progress and finished goods are composed of direct material, direct labour and a portion of manufacturing overhead. Net realizable value is the estimated selling price, in the ordinary course of business, less estimated costs to complete and dispose. Management believes that there was no obsolete inventory as of December 31, 2006 and 2005.

Property, Plant and Equipment - Property, plant and equipment are stated at cost. Major expenditures for betterments and renewals are capitalized while ordinary repairs and maintenance costs are expensed as incurred. Depreciation and amortization is provided using the straight-line method over the estimated useful life of the assets after taking into account the estimated residual value. The estimated useful life of property, plant and equipment are as follows:

Land use rights	50 years
Buildings	30 years
Machinery and equipment	10 years
Automobiles	5 years
Office equipment	5 years

Construction in progress represents factory and office buildings under construction. No interest was capitalized during all reporting periods.

We periodically evaluate our investment in long-lived assets, including property and equipment, for recoverability whenever events or changes in circumstances indicate the net carrying amount may not be recoverable. Our judgments regarding potential impairment are based on legal factors, market conditions and operational performance indicators, among others. In assessing the impairment of property and equipment, we make assumptions regarding the estimated future cash flows and other factors to determine the fair value of the respective assets. If these estimates or the related assumptions change in the future, we may be required to record impairment charges for these assets. From December 2004 to present, fixed assets amounted of $454,991 were left unused, including land, workshop building and equipments. Since value of land in similar sections of the city were increasing, therefore no impairment on land use right should be charged. Meanwhile, workshop buildings were maintained in good condition, most of the equipments will be transported and reinstalled into our new workshop building, which is now under construction. A provision for impairment of certain idle assets in the amount of $146,209 was made previously when they were turned into idle status.

Jiangxi Yiyang Fuda Copper Co., Ltd.
Notes to Financial Statements
December 31, 2006 and 2005

2.	Recent Accounting Pronouncements

In February 2006, the FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments-an amendment of FASB Statements No. 133 and 140.” SFAS No. 155 amends SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities” to permit fair value remeasurement for any hybrid financial instrument with an embedded derivative that otherwise would require bifurcation, provided that the whole instrument is accounted for on a fair value basis. SFAS No. 155 amends SFAS No. 140, “Accounting for the Impairment or Disposal of Long-Lived Assets”, to allow a qualifying special-purpose entity (“SPE”) to hold a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 applies to all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006, with earlier application allowed. The Company has not any financial instruments at the present and does not expect the adoption of SFAS No. 155 to have a material impact on its consolidated results of operations and financial condition.

In March 2006, the FASB issued SFAS No. 156, “Accounting for Servicing of Financial Assets-an amendment of FASB Statement No. 140.” SFAS No. 156 requires that all separately recognized servicing rights be initially measured at fair value, if practicable. In addition, this Statement permits an entity to choose between two measurement methods (amortization method or fair value measurement method) for each class of separately recognized servicing assets and liabilities. This new accounting standard is effective January 1, 2007. The adoption of SFAS 156 is expected to have no material impact on our financial statements.

In April 2006, the FASB issued FASB Staff Position (“FSP”) FIN 46(R)-6, “Determining the Variability to Be Considered in Applying FASB Interpretation No. 46(R)”, that became effective beginning July 2006. FSP FIN No. 46(R)-6 clarifies that the variability to be considered in applying Interpretation 46(R) shall be based on an analysis of the design of the variable interest entity. The Company has not any variable interest entity which shall be consolidated, and the adoption of this FSP is not expected to have a material effect on our consolidated financial statements.

In June 2006, the FASB issued FASB Interpretation No. 48, Accounting for Uncertain Income Taxes (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an entity’s financial statements. FIN 48 prescribes a comprehensive model for how a company should recognize, measure, present, and disclose in its financial statements uncertain tax positions that the company has taken or expects to take on a tax return. FIN 48 is effective for fiscal years beginning after December 16, 2006. Management evaluated the impact of the tax exempt treatments enjoyed by the Company that were approved by the local government and also confirmed by the local tax bureau (For more details, see Note 13 below). Management believe that for the fiscal year 2005 and 2006, no uncertainty of income tax shall be taken into consideration.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”. This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principle and expands disclosures of fair value measurement. In application, this statement does not require any new fair value measurements. It shall be effective for fiscal years beginning after November 15, 2007, and all interim periods within those fiscal years. Earlier application is permitted if the entity has not yet issued interim or annual financial statements for that fiscal year. The Company is currently evaluating the impact that the adoption of this statement will have on the Company’s consolidated financial position, results of operations or cash flows.

In September 2006, the FASB issued SFAS No. 158, “Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans”, This statement improves financial reporting by requiring an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income or business entity. For an employer with publicly traded equity securities, the requirement to recognize the funded status of a benefit plan and the disclosure requirements are effective as of the end of the fiscal year ending after December 15, 2006. The Company is currently evaluating the impact that the adoption of this statement will have on the Company’s consolidated financial position, results of operations or cash flows.

Jiangxi Yiyang Fuda Copper Co., Ltd.
Notes to Financial Statements
December 31, 2006 and 2005

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities - Including an amendment of FASB Statement No. 115”. This Statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This Statement is expected to expand the use of fair value measurement, which is consistent with the Board’s long-term measurement objectives for accounting for financial instruments. We are required to adopt SFAS No. 159 in the first quarter of 2008 and are currently evaluating the impact that SFAS No. 159 will have on our consolidated financial statements.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the AICPA, and the SEC did not or are not believed by management to have a material impact on the Company’s present or future consolidated financial statements.

3.	Accounts Receivable

As of December 31, 2006 and 2005, the balance of accounts receivable was $3,172,797 and $1,379,998, respectively. Based on the Company’s credit policy and valuation, management believes the balance on each balance sheet date herein was fully collectable therefore no bad debt allowance was provided.

4.	Inventories

Inventories consisted of the following as of December 31, 2006 and 2005:

	December 31,
	2006	2005
Raw materials	$3,381,948	$2,290,717
Finished goods	982,850	276,111
Work in progress	742,642	450,767
Total	$5,107,440	$3,017,595

Management believes that no inventory was obsolete on each balance sheet date thus no impairment on inventories was provided.

5.	Property, Plant and Equipment

The total gross amount of property, plant and equipment was $3,178,767 and $3,064,940 as of December 31, 2006 and 2005, respectively, net of impairment of $146,209 for workshops and machinery and equipments thereinto which have been left unused since December 31, 2004. The increase was mainly due to appreciation of RMB.

Under three “State-owned Land Use Right Certificates”, the Company owns the use right of two blocks of industrial-use land (covering 24,309.86 square meters) for the term of 50 years, beginning from issuance date of the certificates, respectively. In China, all land is owned by the government and there is no private ownership of land. The government issues a certificate of use right, which is transferable, and permits the holder to use the land.

Jiangxi Yiyang Fuda Copper Co., Ltd.
Notes to Financial Statements
December 31, 2006 and 2005

Depreciation expense was $154,478 and $142,326 for the fiscal year of 2006 and 2005, respectively.

Among above-said property and plant, one block of land and 10 workshops had been used as collateral from September 6, 2004 to September 5, 2007, which was extended to September 5, 2010 in accordance with a Maximum Amount Mortgage Contract with a commercial bank dated on September 6, 2007. The net book value of this collateral as of December 31, 2006 and 2005 was $1,596,383 and $1,575,696, respectively.

6.	Short-term bank loans

The balance of short-term bank loans as of December 31, 2006 and 2005 was $3,793,205 and $3,325,816, respectively as follows:

		December 31,
Loan Bank	Main Terms	2006	2005

Industrial and Commercial Bank	Two or theree-month-term loans, bearing
of China Ltd., YiYang Branch	benchmark interest rate announced by
	People's Bank of China	$2,699,553	$2,543,927

Bank of China, YiYang Branch(1)	Two or theree-month-term secured loans,
	bearing benchmark interest rate
	announced by People's Bank of China	1,093,652	781,889
Total		$3,793,205	$3,325,816

(1)
Each loan from Bank of China, Yiyang Branch was secured by one block of land and 10 workshops under an accessory Maximum Amount Mortgage Contract with the bank dated September 6, 2004, and on September 6, 2007, this mortgage contract was replaced by another one, which will expire on September 5, 2010.

7.	Accounts Payable

The balances of accounts payable was $717,229 and $119,454 as of December 31, 2006 and 2005, respectively, all of which were the payables to material suppliers.

8.	Related party transactions

The transactions between the Company and related parties are classified into two categories: non-trade and trade.

(1) Non-trade transactions with related parties.

		December 31
Related party	Catergory	2006	2005
Zeshi Yu	Due from related party	$-	$48,326
Zeshi Yu	Due to related party	507,926	-
Yi Ting Wu	Due to related party	38,419	-

Mr. Yu was in possession of 51% of our equity from the establishment of the Company to April 8, 2007. He was also Chairman of the Board during the same period. On April 8, 2007, Mr. Yu transferred all of his equity to another owner of the Company and resigned as Chairman of the Board and Director. Mr. Yu is the husband of the Company’s only owner and current Chairman, Ms. Yiting Wu.

As of January 1, 2005, the amount Mr. Yu owed the Company was $203,217. During 2005, Mr. Yu borrowed $261,573 from the Company and repaid $416,464. As of December 31, 2005, the balance Mr. Yu owed the Company was $48,326. Mr. Yu lent to the Company $620,283 during 2006, after offsetting the outstanding balance that Mr. Yu owed the Company, the Company repaid $64,031 to Mr. Yu. As of December 31, 2006, the balance the Company owed Mr. Yu was $507,926. All abovementioned loans bear no interest.

Jiangxi Yiyang Fuda Copper Co., Ltd.
Notes to Financial Statements
December 31, 2006 and 2005

(i) Yiting Wu

Ms. Yiting Wu is the Company’s only stockholder and current Chairman.

In the first quarter of 2006, Yiting Wu advanced $38,419 to the Company as working capital for the representative office in Dubai, which is still outstanding as of October 31, 2007.

(2) Trade transactions with Yiyang KunPeng Metal Recycling Co., Ltd.

The Chairman of our Company, Ms. Yiting Wu holds 80% equity of Yiyang KunPeng Metal Recycling Co., Ltd. (“KunPeng”). Ms. Yiting Wu is also the Chairman of KunPeng. Mr. Kun Yang, the Vice-President of our Company holds the rest 20% equity of KungPeng.

We purchased part of our raw materials from KunPeng. During the fiscal year of 2006 and 2005, the amount of raw materials we purchased from KunPeng was $5,808,538 and $7,898,280, representing 56.4% and 95.6% of the total raw material purchase amount, respectively.

As of December 31, 2006 and 2005, the amount due to Kunpeng in connection with above-said trade transactions was $1,168,963 and $1,113,681, respectively.

9.	Accrued expenses

As of December 31, 2006 and 2005, the accrued expenses were $35,756 and $43,872 respectively. Accrued expenses mainly consist of accrued salaries.

10.	Owners’ equity

From January 1, 2005 to December 31, 2006, our Company’s amount of registered capital was $603,321 owned by two owners, among which Mr. Zeshi Yu owned 51% and Ms. Yiting Wu owned 49%.

In April 2007, Mr. Zeshi Yu transferred all his equity to Ms. Yiting Wu thus Ms. Yiting Wu became the only owner of the Company.

In 2005, the Board of Directors and owners’ meeting ratified a proposal of profit distribution, according to which we appropriated surplus reserve of $139,606.

11.	Concentration of Suppliers and Customers

Two suppliers accounted for 56.4%, and 38.5% of our raw material purchase for the twelve months ended December 31, 2006. One supplier accounted for 95.6% of our raw material purchase for the fiscal year ended December 31, 2005. No other single supplier accounted for more than 3% of our purchases for both periods. KunPeng (a related party) was the biggest supplier for the fiscal year 2006 and 2005. (See Note 8 above)

For the twelve months ended December 31, 2006, three customers accounted for 24.7%, 9.9% and 8.1% of our net sales, respectively and no other single customer accounted for more than 5% of our net sales. For the fiscal year ended December 31, 2005, three customers accounted for 18.9%, 12.7% and 7.6% of our net sales, respectively and no other single customer accounted for more than 5% of our net sale.

Jiangxi Yiyang Fuda Copper Co., Ltd.
Notes to Financial Statements
December 31, 2006 and 2005

12.	Segment Reporting

Since January 1, 2005, we have been operating as only one segment - producing and distributing brass faucets and related spouts and fittings, no business segment information is presented. Management believes that the following table highlights relevant information to the chief operation decision makers for measuring business performances and financing needs and preparing the corporate budget and other items. Net sales, classified by the major geographic areas in which our customers are located, were as follows:

	Year ended December 31,
Item	2006	2005
China	$1,620,319	$2,081,856
U.S.	-	-
Middle East	9,889,880	5,376,993
Total	$11,510,199	$7,458,849

13.	Income Tax

Pursuant to the approval on income tax of the People’s Government of Yiyang County dated December 10, 2004, we were eligible for exemptions of income tax for the fiscal years 2005 and 2006. The Local Tax Bureau of Yiyang County also retroactively confirmed the above-said preferential tax treatment on September 30, 2007. The difference between the effective income tax rate and the statutory rate for the Company was as follows:

	Year ended December 31,
	2006	2005

Statutory rate	33.0%	33.0%
Income tax holiday	(33.0%)	(33.0%)
Effective income tax rate	-	-

On March 16, 2007, China's parliament, the National People's Congress, adopted the Enterprise Income Tax Law, which will take effective on January 1, 2008. The new income tax law sets a unified income tax rate for domestic and foreign companies at 25 percent with an exception of 15 percent corporate income tax rate for qualified high and new technology enterprises. In accordance with this new income tax law, low preferential tax rate in accordance with both the tax laws and administrative regulations prior to the promulgation of this Law shall gradually transit to the tax rate provided herein within five years of the implementation of this Law.

14.	Commitments and Contingencies

The Company previously leased an office in Dubai under an operating lease that expired in September 2007 with an aggregate monthly lease payment of approximately $1,313. This operating lease was replaced by another operating lease expiring in September 2008 with the same rent. Rent expense under the operating leases for the fiscal year ended December 31, 2006 and 2005was $13,130 and nil, respectively.

Jiangxi Yiyang Fuda Copper Co., Ltd.
Notes to Financial Statements
December 31, 2006 and 2005

15.	Subsequent Event

On July 15, 2007, the Company entered into a Technology (Patent Right) Transfer Agreement with Yiyang Xinxin Hardware Products Co., Ltd. (“Xinxin”) to transfer two patents to Xinxin with the price of $ 612,450 (RMB 4.6 million yuan) in total. Xinxin has paid full amount of the purchase price as of September 30, 2007.